As filed with the Securities and Exchange Commission on September 9, 2019.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICONIC BRANDS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	5180	13-4362274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

44 Seabro Avenue

Amityville, NY 11701

Telephone: (866) 219-8112

(Address and telephone number of principal executive offices)

Richard DeCicco

Chief Executive Officer

44 Seabro Avenue

Amityville, NY 11701

Telephone: (866) 219-8112

(Name, address and telephone number of agent for service)

Copies to:

Richard A. Friedman, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Telephone: (212) 653-8700

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value underlying Series E Convertible Preferred Stock	370,000	$1.08	$381,100	$48.43
Shares of Common Stock underlying Warrants	1,665,000	$1.08	$1,714,950	$217.94
Common Stock, $0.001 par value underlying Series F Convertible Preferred Stock	5,000,000	$1.08	$5,150,000	$654.48
Shares of Common Stock underlying Warrants	5,000,000	$1.08	$5,150,000	$654.48
Total	12,035,000	$1.08	$12,396,050	$1,575.33

____________

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTCBQ on September 6, 2019, which was $1.08 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED SEPTEMBER 9, 2019

12,035,000 Shares of Common Stock

This prospectus relates to the disposition from time to time of up to 12,035,000 shares of our common stock, which includes 5,370,000 shares of our common stock issuable upon the conversion preferred stock and 6,665,000 shares of our common stock issuable upon the exercise of warrants which are held by the selling stockholders (the “Selling Stockholders”) identified in the prospectus, including their transferees, pledgees or donees or their respective successors. The Selling Stockholders acquired the shares of preferred stock and warrants to purchase common stock from us in September 2018 and July 2019 as part of private placements of preferred stock and warrants. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the Selling Stockholders. We will, however, receive the net proceeds of any warrants exercised for cash.

The Selling Stockholders identified in this prospectus, or their respective pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” on page 44.

We have agreed to bear certain expenses incurred in connection with the registration of these shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein.

Our Common Stock is presently quoted on the OTCQB tier (“OTCQB”) of the OTC Markets Group, Inc. under the symbol “ICNB.” The closing price of our Common Stock on September 6, 2019, as reported by OTCQB, was $1.08 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 12 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September [  ], 2019.

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ABOUT THIS PROSPECTUS

You should read this prospectus and the information incorporated by reference in this prospectus before making an investment in the securities of Iconic Brands, Inc. See “Where You Can Find Additional Information” for more information beginning on page 45. You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “ICNB,” “we,” “us,” and “our” refer to Iconic Brands, Inc. and its consolidated subsidiaries.

Overview

We are a beverage company with expertise in developing, from inception to completion, alcoholic beverages for ourselves and third parties. We also market and place the products into national distribution through long standing industry relationships. We engage in “Celebrity Branding” of beverages, procuring superior and unique products from around the world and branding products with internationally recognized celebrities.

Our mission is to be the industry leader in brand development, marketing, and sales of the alcoholic beverages by capitalizing on our ability to procure products from around the world. Our relationships with internationally recognized celebrities will be leveraged to add value to a product and create brand awareness in unbranded niche categories.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation.

Brands and Products

Bellissima Prosecco

Bellissima Spirits LLC, our subsidiary, entered into a License Agreement with Christie Brinkley, Inc., an entity owned by Christie Brinkley, to use Brinkley’s endorsement, signature, and other intellectual property owned by it. Bellissima by Christie Brinkley is a line of Organic Prosecco. The line includes a DOC Brut, Sparkling Rose and a Zero Sugar, Zero Carb option which are all natural and gluten free with all certified organic and vegan.

BiVi Vodka

BiVi LLC, our subsidiary, owns the brand “BiVi 100 percent Sicilian Vodka.” BiVi LLC’s mission is to promote and support the sales endeavors of the distribution network through targeted and national marketing endeavors and working with the celebrity partner, Mr. Chazz Palminteri.

BiVi Vodka is the creation of Master Distiller Giovanni La Fauci. BiVi Vodka is made from semolina wheat grown out of the rich volcanic soil and pure mountain spring water of Sicily.

Green Grow Farms, Inc.

The Company acquired a 51% equity interest in Green Grow Farms, Inc. (“Green Farms”), a New York corporation from NY Farms Group, Inc. (“NY Farms”), a New York corporation. Green Farms will be planting thousands of clone plants of Hemp for the production of CBD oil in New York. Pursuant to the Share Exchange Agreement, dated May 9, 2019, by and among the Company, Green Farms and NY Farms, the Company, as long as it retains 51% of the equity interests of Green Farms, will appoint two board members to the board of Green Farms and have the Company’s general counsel as a third board member. Further, for so long as NY Farms hold 49% of the equity interest in Green Farms, NY Farms may appoint 20% (rounded up) of the seats on the Company’s board.

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Recent Developments

July 2019 Financing

On July 18, 2019, we entered into a Securities Purchase Agreements (collectively, the “July 2019 Purchase Agreements”) with the Selling Stockholders pursuant to which we sold an aggregate of 3,125 shares of our series F convertible preferred stock (the “Series F Convertible Preferred Stock”), plus warrants (the “July 2019 Warrants”) to acquire 5,000,000 million shares of our common stock for gross proceeds of $3,125,000, before deducting placement agent and other offering expenses. Each share of Series F Convertible Preferred Stock has a stated value of $1,000 per share (the “Stated Value”), and is convertible, at any time and from time to time at the option of the holder, into such number of shares of Common Stock (subject to certain limitations) determined by dividing the Stated Value by $0.625 (the “Conversion Price”), subject to adjustment.

The Warrants are exercisable for a period of five years from the date of issuance at an exercise price of $0.625 per share, subject to adjustment hereunder (the “Exercise Price”); provided, however, in the event that 90% of the lowest VWAP (as defined in the Warrant) during the three (3) Trading Days immediately following the Effective Date (as defined in the Warrant and such price, the “Reset Price”) is less than the then Exercise Price, then the Exercise Price shall be reduced to equal the Reset Price; provided, further, if the initial Registration Statement is declared effective by the Commission prior to the Liquidity Date (as defined in the Warrant) and does not register all of the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Holders and in the event that 90% of the lowest VWAP during the three (3) Trading Days immediately following the Liquidity Date (the “Liquidity Market Price”) is less than the then Exercise Price, then the Exercise Price shall be further reduced to equal to Liquidity Market Price. The Investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement.

The Conversion Price of the Series F Convertible Preferred Stock and the exercise price of the Warrants are subject to full ratchet anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like; provided, however, that in no event shall the Conversion Price or the Exercise Price be reduced to less than $0.25 (the “Floor Price”), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of the July 2019 Purchase Agreement, provided if the Reset Price or Liquidity Market Price is less than the Floor Price, the Exercise Price shall equal the Floor Price. In addition, in the event that either the Effective Date or the Liquidity Date occurs, and thereafter for any reason the Holder is unable to sell any of the Registrable Securities (as defined in the Registration Rights Agreement) (assuming cashless exercise of the Warrants) pursuant to a registration statement or exemption from registration under the Securities Act for at least 30 consecutive Trading Days without limitation, then additional resets shall occur under the Warrant following each resumption of the investor’s ability to resell the Registrable Securities (each, a “Resumption Date”) until such time that a 30 consecutive Trading Day period is maintained and the Exercise Price shall be adjusted to equal the lesser of (i) the then effective Exercise Price and (ii) the greater of (A) 90% of the lowest VWAP during the three (3) Trading Days immediately following the applicable Resumption Date and (B) the Floor Price.

Each of the Selling Stockholders have contractually agreed to restrict their ability to exercise the Warrants and convert the Series F Convertible Preferred Stock such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% or 9.99% (at the election of the Investor) of the Company’s then issued and outstanding shares of common stock. As a result, as of the date of this Prospectus, a Selling Stockholder cannot own more than approximately 616,458 shares after giving effect to any issuance to the Selling Stockholder. If our total number of outstanding shares of common stock increases, or if the Selling Stockholder subsequently disposes of shares acquired from us in the open market, then we would be able to sell more shares to the Selling Stockholder before reaching the 4.99% threshold.

The July 2019 Purchase Agreements also provide that until the 18 month anniversary of the Effective Date (as defined in the July 2019 Purchase Agreements), in the event of a subsequent financing (except for certain exempt issuances as provided in the July 2019 Purchase Agreements) by the Company, each Investor that invested over $200,000 pursuant to the July 2019 Purchase Agreements will have the right to participate in such subsequent financing up to an amount equal to the Investor’s proportionate share of the subsequent financing based on such Investor’s participation in this private placement on the same terms, conditions and price provided for in the subsequent financing. The July 2019 Purchase Agreements also provide that for as long as the Series F Convertible Preferred Stock or Warrants are outstanding, if the Company effects a subsequent financing, an Investor may elect, in its sole discretion, to exchange all or a portion of the Series F Convertible Preferred Stock then held by such Investor for any securities issued in a subsequent financing on a $1.00 for $1.00 basis, provided such subsequent financing is not a firm commitment underwritten offering.

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From the date of the July 2019 Purchase Agreements until the date that is the earlier of (i) six (6) months following the Effective Date (as defined in the July 2019 Purchase Agreements) and (ii) the date that the VWAP for 10 consecutive Trading Days following the Effective Date is greater than $1.25, subject to adjustment, the Company shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or Common Stock Equivalents (as defined in the July 2019 Purchase Agreements).

We also entered into separate Registration Rights Agreements with the investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Series F Convertible Preferred Stock and Warrants within thirty (30) days following the closing date (the “Filing Date”), to cause such registration statement to be declared effective within 60 days following the earlier of (i) the date that the registration statement is filed with the Securities and Exchange Commission and (ii) the Filing Date, and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. If we fail to file the registration statement or have it declared effective by the dates set forth above, among other things, the Company is obligated to pay the investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied.

 September 2018 Financing

On September 27, 2018, we entered into a Securities Purchase Agreement (the “September 2018 Purchase Agreement”) with certain investors to sell 4,650,000 shares of our Series E Convertible Preferred Stock and warrants to acquire 1,860,000 shares of common stock for up to an aggregate of $1,162,500. The September 2018 Purchase Agreement is also subject to a Registration Rights Agreement, and except as set forth below, the September 2018 Purchase Agreement and its corresponding Registration Rights Agreement contain the same material terms as the 2017 Agreement and its Registration Rights Agreement discussed above.

Pursuant to the September 2018 Purchase Agreement, the purchase and sale was to occur in three closings. The first closing occurred on September 27, 2018, and we received an aggregate of $387,500 in exchange for 1,550,000 shares of Series E Preferred Stock and warrants to acquire 620,000 shares of common stock. The second closing occurred on January 29, 2019, and we received another $387,500 in exchange for 1,550,000 shares of Series E Preferred Stock and warrants to acquire 620,000 shares of common stock. The September 2018 Purchase Agreement also provided that the third closing, for the remaining $387,500 in exchange for 1,550,000 shares of Series E Preferred Stock and warrants to acquire 620,000 shares of common stock, will occur on or within five trading days of the date that a registration statement registering all the shares of common stock issuable upon conversion of the investors’ Series E Convertible Preferred shares and exercise of their warrants. To date, this third closing has not been fully completed.

We also entered into separate Registration Rights Agreements with the investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Series F Convertible Preferred Stock and Warrants within thirty (30) days following the closing date (the “Filing Date”), to cause such registration statement to be declared effective within 60 days following the earlier of (i) the date that the registration statement is filed with the Securities and Exchange Commission and (ii) the Filing Date, and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. If we fail to file the registration statement or have it declared effective by the dates set forth above, among other things, the Company is obligated to pay the investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied.

The shares being registered in this registration statement are shares of common stock issuable upon conversion of the Series E Convertible Preferred Stock and exercise of the September 2018 Warrants and the shares of common stock issuable upon conversion of the Stock Series F Convertible Preferred Stock and exercise of the July 2019 Warrants.

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Corporate Information

Iconic Brands, Inc. (formerly Paw Spa, Inc.) was incorporated in the State of Nevada on October 21, 2005. On May 7, 2009, we changed our name to Iconic Brands, Inc. Effective December 31, 2016,, we closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC, and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC. These transactions involved entities under common control of our Chief Executive Officer and represented a change in reporting entity.

BiVi LLC was organized in Nevada on May 4, 2015. Bellissima Spirits LLC was organized in Nevada on November 23, 2015.

Effective January 18, 2019, the Company effectuated a 1 share for 250 shares reverse stock split which reduced the issued and outstanding shares of common stock at December 31, 2018 from 1,359,941,153 shares to 5,440,312 shares.

On May 9, 2019 we entered into a Share Exchange Agreement with Green Farms, pursuant to which we acquired a 51% equity interest in Green Farms.

Our corporate headquarters are located in New York, NY. Our mailing address is 44 Seabro Avenue, Amityville, NY 11701, and our telephone number is (866) 219-8112. Our website is www.iconicbrandsusa.com. Information contained on our website is not incorporated into, and does not constitute any part of, this prospectus.

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The Offering

Common stock offered by Selling Stockholders:	An aggregate of 12,035,000 shares are being offered by the Selling Stockholders, which includes:

• 370,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock;
• 5,000,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock;
• 1,665,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants; and
• 5,000,000 shares of our common stock issuable upon the exercise of the July 2019 Warrants.
Common Stock Outstanding
Before Offering:	13,215,124 (1)
After the Offering:	25,250,124 (2)

Offering Price:	Market price or privately negotiated prices., as described in “Plan of Distribution” beginning on page 44.

Use of Proceeds:

We will not receive any proceeds from the sale of the shares by the Selling Stockholders; provided, however, we will receive the proceeds from any cash exercise of warrants.. See “Use of Proceeds” on page 18.

Risk factors:

An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 12.

OTCQB Symbol:	ICNB

Except as otherwise indicated, all information in this prospectus assume a 1-for-250 reverse split of our common stock completed on January 18, 2019. As a result, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the Reverse Split, divided by 250, with such resulting number of shares rounded up to the nearest whole share.

We issued one whole share of the post-Reverse Split common stock to stockholders who otherwise would have received a fractional share as a result of the Reverse Split. As a result, no fractional shares were issued in connection with the Reverse Split and no cash or other consideration was paid in connection with any fractional shares that would otherwise have resulted from the Reverse Split.

Also as a result of the Reverse Split, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Split were adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by 250 and multiplying the exercise or conversion price thereof by 250, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities.

_________

(1) Represents the number of shares of our common stock outstanding as of September 5, 2019. Excludes (i) 370,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock, (ii) 5,000,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock, (iii) 1,665,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants, (iv) 5,000,000 shares of our common stock issuable upon the exercise of the July 2019 Warrants, and (v) an additional 4,475,198 shares of common stock issuable upon exercise of other outstanding warrants.

(2) The number of outstanding shares after the offering includes the 13,215,124 shares issued and outstanding as of September 5, 2019 and assumes (i) the conversion and sale of 370,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock, (ii) the conversion and sale of 5,000,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock, (iii) the exercise and sale of 1,665,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants, (iv) the exercise and sale of 5,000,000 shares of our common stock issuable upon of the July 2019 Warrants, which shares are being offered pursuant to this prospectus. Excludes 4,475,198 shares of common stock issuable upon exercise of other outstanding warrants.

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RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus and the registration statement, before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

Currently, our focus is on the production and distribution of our alcoholic beverages. We face risks in selling our current products and in developing new product candidates and eventually bringing them to market. We also face risks that our business model may become obsolete. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

We face inventory risk, and if it fails to predict accurately demand for products, we may face write-downs or other charges.

We are exposed to inventory risks that may adversely affect operating results as a result of new product launches, changes in product cycles and pricing, limited shelf-life of certain of our products, changes in consumer demand, and other factors. We endeavor to predict accurately, based on information from retailers and reasonable assumptions, the expected demand for our products in order to avoid excessive inventory. Demand for products, however, can change significantly between the time of production and the date of sale. It may be more difficult to make accurate predictions regarding new products.

We are exposed to disruptions in our supply chain that could have a substantial adverse impact on our ability to produce our wines and the cost of our raw materials.

We are exposed to production risks, especially in the case of Bellissima Prosecco and Sparking Wines due to weather conditions. The growing and harvest of the grapes we need to make our wines are directly affected by the weather. Adverse weather conditions would decrease the availability of grapes, increase the cost of grapes, and have a negative impact on our profitability.

We produce our wines at two production facilities: one in Sicily, Italy (BiVi) and another in Treviso, Italy (Bellissima). A disruption from fire or other catastrophic event at one of these facilities would halt production and have a material adverse effect on our financial condition.

We have incurred recurring losses and negative cash flows since our inception, and there is no assurance that we will be able to continue as a going concern absent additional financing, which we may not be able to obtain on favorable terms or at all.

We have incurred net losses since inception and cannot be certain if or when we will produce sufficient revenue from operations to support costs. We had a net loss of $1,761,867 for the six months ended June 30, 2019 and a net loss of $4,850,618 for the year ended December 31, 2018. We had an accumulated deficit of $20,333,818 as of June 30, 2019. We expect to continue to incur net losses and negative operating cash flows in the near-term.

We will continue to incur significant expenses for commercialization activities related to its lead products, and with respect to efforts to build its infrastructure and expand its operations. Even if profitability is achieved in the future, we may not be able to sustain profitability on a consistent basis. We expect to continue to incur losses and negative cash flow from operations for the foreseeable future. Our financial statements included in this registration statement have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on its audited financial statements for the year ended December 31, 2018. Because we have been issued an opinion by its auditors that substantial doubt exists as to whether we can continue as a going concern, it may be more difficult for the Company to attract investors. Our future is dependent upon its ability to obtain financing and upon future profitable operations.

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Our ability to obtain additional financing in the future will be subject to a number of factors, including market conditions, operating performance and investor sentiment. If the Company is unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and relationships with third parties, at least until additional funding is obtained. If the Company does not have sufficient funds to continue operations, we could be required to seek other alternatives that could result in our stockholders losing some or all of their investment.

We face significant competition which could adversely affect profitability.

The wine industry is intensely competitive. Our wines compete in several super-premium and ultra-premium wine market segments with many other super-premium and ultra-premium domestic and foreign wines, with imported wines coming from the Burgundy and Bordeaux regions of France, as well as Italy, Chile, Argentina, South Africa and Australia. Our wines also compete with other alcoholic and, to a lesser degree, non-alcoholic beverages, for shelf space in retail stores and for marketing focus by independent distributors, many of which carry extensive brand portfolios. As a result of this intense competition there has been and may continue to be upward pressure on selling and promotional expenses. In addition, the wine industry has experienced significant consolidation. Many competitors have greater financial, technical, marketing and public relations resources. Our sales may be harmed to the extent we are not able to compete successfully against such wine or alternative beverage producers’ costs. There can be no assurance that in the future we will be able to successfully compete with current competitors or that we will not face greater competition from other wineries, beverage manufacturers and distributors.

Because a significant amount of our business is made through retail outlets any change in relationships with the retail partners could harm the business.

Our agreements with direct retail partners are informal and therefore subject to change. If one or more of the direct retail partners chose to purchase fewer products, or we are forced to reduce the prices, our sales and profits would be reduced and the business would be harmed.

We will need additional funding in the future, and if we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate our product candidate development programs, commercial efforts, or sales efforts.

Producing and marketing our developed products is costly. We will need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our product candidates.

We may intend to finance future cash needs through public or private equity offerings and may also use debt financings or strategic collaboration and licensing arrangements. To the extent that we raise additional funds by issuing equity securities, our shareholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants and may result in high interest expense. If we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our product candidates, processes and technologies or our development projects or to grant licenses on terms that are not favorable to us. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or curtail some of our commercialization efforts of our operations. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

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We may engage in strategic transactions that fail to enhance shareholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing shareholder value. We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair shareholder value or otherwise adversely affect our business. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm our results of operation and business prospects.

We are dependent on the services of key personnel and failure to attract qualified management could limit our growth and negatively impact our results of operations.

We are highly dependent on our Chief Executive Officer. We will continue to depend on his industry experience. At this time, we do not know of the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our financial condition and results of operations.

We distribute our products through an entity wholly-owned and controlled by our Chief Executive Officer and if he were to leave, this relationship may end.

We have entered into a Distribution Agreement with United Spirits, Inc. (“United Spirits”) for United Spirits to distribute and wholesale our products and to act as the licensed importer and wholesaler. The Distribution Agreement provides United Spirits the exclusive right through 2025 to sell our products for an agreed distribution fee equal to $1.00 per case of product sold. United Spirits is owned and managed by Richard DeCicco, our controlling shareholder, President, CEO, and Director.

United Spirits is a variable interest entity of the Company. Because we are the primary beneficiary of United Spirits, United Spirits’ assets, liabilities and operations have been consolidated in our financial statements. See Note 5 to the Consolidated Financial Statements for the six months ended June 31, 2019 and 2018. However, we do not own United Spirits and Mr. DeCicco has sole ownership and authority with respect to the operations of United Spirits. These decisions may impact the Company in a way that may not be favorable to all of our shareholders. Potential acquirers of the Company will not include United Spirits when determining the value of the Company and this may have an adverse impact on the value of consideration that shareholders may receive if the Company is acquired.

The Selling Stockholders may elect to enforce certain provisions of the Registration Rights Agreement that would require us to pay certain liquidated damages and affect our profitability.

We have entered into Registration Rights Agreements with the Selling Stockholder. If we cannot meet certain obligations under these agreements, the Selling Stockholders have the right to collect partial liquidated damages equal to 1.0% multiplied by the total amount they have invested. These partial liquidated damages are payable at the time of breach and each month thereafter that the breach is not cured. Interest will accrue at a rate of 18% per annum on any amount due under this provision that is not paid within seven days after the date payable. Any such payment would reduce the cash available for us to conduct our operations, causing us to slow our growth or seek additional financing that may not be advantageous to our business.

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Risks Related to the CBD Industry

The markets for businesses in the CBD and hemp extracts industries are competitive and evolving.

In particular, the Company will face strong competition from both existing and emerging companies that offer similar products to the Company. Some of the Company’s current and potential competitors may have longer operating histories, greater financial, marketing and other resources and larger customer bases. Given the rapid changes affecting the global, national and regional economies generally and the CBD industry, in particular, the Company may not be able to create and maintain a competitive advantage in the marketplace. The Company’s success will depend on its ability to keep pace with any changes in such markets, especially in light of legal and regulatory changes. The Company’s success will depend on its ability to respond to, among other things, changes in the economy, market conditions and competitive pressures. Any failure to anticipate or respond adequately to such changes could have a material adverse effect on the Company’s financial condition, operating results, liquidity, cash flow and operational performance.

We are subject to the risk of potential changes to state laws pertaining to industrial hemp.

As of the date hereof, approximately forty-seven states authorized industrial hemp programs pursuant to the Farm Bill. Continued development of the industrial hemp industry will be dependent upon new legislative authorization of industrial hemp at the state level, and further amendment or supplementation of legislation at the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the industrial hemp industry is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(es) within the various states where the Company has business interests. Any one of these factors could slow or halt use of industrial hemp, which could negatively impact the business up to possibly causing the Company to discontinue operations as a whole.

There are numerous costs associated with numerous laws and regulations.

The manufacture, labeling and distribution of the Company products will be regulated by various federal, state and local agencies. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of the Company’s product claims or the ability to sell products in the future. The FDA may regulate the Company’s products to ensure that the products are not adulterated or misbranded. The Company is subject to regulation by the federal government and other state and local agencies as a result of its CBD products. The shifting compliance environment and the need to build and maintain robust systems to comply with different compliance in multiple jurisdictions increases the possibility that the Company may violate one or more of the requirements. If the Company’s operations are found to be in violation of any of such laws or any other governmental regulations that apply to the Company, it may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of the Company’s operations, any of which could adversely affect the ability to operate the Company’s business and its financial results. Failure to comply with FDA requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions. The Company’s advertising will be subject to regulation by the Federal Trade Commission (“FTC”) under the Federal Trade Commission Act. In recent years, the FTC has initiated numerous investigations of dietary and nutrition supplement products and companies. Additionally, some states also permit advertising and labeling laws to be enforced by private attorney generals, who may seek relief for consumers, seek class-action certifications, seek class-wide damages and product recalls of products sold by the Company. Any actions against the Company by governmental authorities or private litigants could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Related To Our Common stock

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to companies in our industry;
•	changes in financial estimates or recommendations by securities analysts;
•	announcements of innovations or new products or services by us or our competitors;
•	the emergence of new competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

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In addition, if the market for stocks in our industry or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

If we are unable to pay the costs associated with being a public, reporting company, we may be forced to discontinue operations.

We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. If we are unable to achieve the necessary product sales or raise or obtain needed funding to cover the costs of operating as a public, reporting company, we may be forced to discontinue operations.

If we do not continue to meet the eligibility requirements of the OTCQB, our common stock may be removed from the OTCQB and moved for quotation on the OTC Pink tier of the marketplace maintained by OTC Markets Group, Inc., which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc. The OTCQB requires a minimum bid price of $0.01. If the bid price goes below $0.01, we may be removed from the OTCQB. If we are removed from the OTCQB, our stock will be quoted on the OTC Pink tier. Broker-dealers often decline to trade in over-the-counter stocks that are quoted on the OTC Pink tier given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

If we move down to the OTC Pink tier from the OTCQB tier, we may be unable to restore eligibility for quotation of our common stock on the OTCQB tier and this will have a negative impact on our market price. The OTC Pink marketplace also does not provide as much liquidity as the OTCQB. Many broker-dealers will not trade or recommend OTC Pink stocks for their clients. Because the OTCQB generally increases transparency by maintaining higher reporting standards and requirements and imposing management certification and compliance requirements, broker-dealers are more likely to trade stocks on the OTCQB marketplace.

Our principal shareholder has the ability to exert significant control in matters requiring shareholder approval and could delay, deter, or prevent a change in control of our company.

Richard DeCicco, our Chief Executive Officer and Director, owns one (1) share of our Series A Preferred Stock (the only shares of our Series A Preferred Stock that is authorized, issued and outstanding). This share of Series A Preferred Stock gives Mr. DeCicco two (2) votes for every one (1) vote of our outstanding voting securities. As a result, he has a majority of the outstanding votes of common shareholders and the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because he controls this share, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by Mr. DeCicco could result in management making decisions that are in his best interest and not in the best interest of other shareholders, you may lose some or all of the value of your investment in our common stock. Investors who purchase our common stock should be willing to entrust all aspects of operational control to Mr. DeCicco and our current management team.

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We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any dividends in the foreseeable future. We do not plan on making any cash distributions in the manner of a dividend or otherwise. Our Board presently intends to follow a policy of retaining earnings, if any.

We have the right to issue additional common stock and preferred stock without consent of shareholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We are authorized to issue up to 200,000,000 shares of which are common stock, of which 13,215,124 shares are issued and outstanding as of September 5, 2019.

In addition, our certificate of incorporation authorizes the issuance of up to 100,000,000 shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. We have designated and authorized, one (1) share of Series A Preferred Stock, 1,000,000 shares of Series B Convertible Preferred Stock, 1,000 shares of Series C Preferred Stock, 10 shares of Series D Convertible Preferred Stock, 10,000,000 shares of Series E Convertible Preferred Stock, and 4,500 shares of Series E Convertible Preferred Stock. As of September 5, 2019, there were issued and outstanding (i) one (1) share of our Series A Preferred Stock, (ii) no shares of our Series B Convertible Preferred Stock, (iii) no shares of our Series C Preferred Stock, (iv) no shares of our Series D Convertible Preferred Stock, (v) 1,125,000 shares of our Series E Convertible Preferred Stock and (vi) 4,500 shares of our Series F Preferred Stock.

The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further shareholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation. We have designated six series of preferred stock, four of which have shares issued and outstanding. A description of the terms, rights and preferences of these series of preferred stock are described under “Description of Securities” beginning on page 39.

Our officers and directors can sell some of their stock, which may have a negative effect on our stock price and ability to raise additional capital, and may make it difficult for investors to sell their stock at any price.

Our officers and directors, as a group, are the owners of 2,246,594 shares of our common stock, representing approximately 18.2% of our total issued shares. Each individual officer and director may be able to sell up to 1% of our outstanding common stock (currently approximately 123,538 shares) every ninety (90) days in the open market pursuant to Rule 144, which may have a negative effect on our stock price and may prevent us from obtaining additional capital. In addition, if our officers and directors are selling their stock into the open market, it may make it difficult or impossible for investors to sell their stock at any price. However, our officers and directors have entered into Lock-Up Agreements and have agreed to refrain from selling any shares of our common stock for 90 days after the effective date of the registration statement

Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

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USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the shares by the Selling Stockholders covered by this prospectus. If the Warrants are exercised for cash, the proceeds will be used by the Company for working capital and general corporate purposes.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the OTCQB under the symbol “ICNB.” As of September 5, 2019, there were approximately 129 record holders of our common stock.

Dividend Policy

The Company has not declared nor paid any cash dividend on its common stock, and it currently intends to retain future earnings, if any, to finance the expansion of its business, and the Company does not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on its common stock will be made by its board of directors, in its discretion, and will depend on the Company’s financial condition, results of operations, capital requirements and other factors that its board of directors considers significant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not currently have a stock option or grant plan.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Summary Overview

We are a beverage company with expertise in developing, from inception to completion, alcoholic beverages for ourselves and third parties. We also market and place products into national distribution through long standing industry relationships. We engage in “Celebrity Branding” of beverages, procuring products from around the world and branding products with internationally recognized celebrities. We are beginning to enter the CBD industry.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation.

Our Products

BiVi LLC, our subsidiary, is made up of BiVi 100 percent Sicilian Vodka. BiVi LLC’s mission is to promote and support the sales endeavors of the distribution network through targeted and national marketing endeavors and working with celebrity partner Chazz Palminteri.

Bellissima Spirits LLC, our subsidiary, entered into a License Agreement with Christie Brinkley, Inc. an entity owned by Christie Brinkley, to use Brinkley’s endorsement, signature, and other intellectual property owned by Bellissima Spirits LLC. Bellissima by Christie Brinkley is a line of Organic Prosecco. The line includes a DOC Brut, Sparkling Rose and a Zero Sugar, Zero Carb option which are All Natural and Gluten Free with all Certified Organic and Vegan.

Reverse Stock Split

Effective January 18, 2019, shares of our common stock were subject to a 1-for-250 reverse stock split which reduced the issued and outstanding shares of common stock at December 31, 2018 from 1,359,941,153 shares to 5,440,312 shares. The discussion below and the accompanying financial statements have been retrospectively adjusted to reflect this reverse stock split.

Going Concern

As a result of our current financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2018 and 2017 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. In order to continue as a going concern we must effectively balance many factors and generate more revenue so that we can fund our operations from our sales and revenues. If we are not able to do this we may not be able to continue as an operating company. Until we are able to grow revenues sufficient to meet our operating expenses, we must continue to raise capital by issuing debt or through the sale of our stock. There is no assurance that our cash flow will be adequate to satisfy our operating expenses and capital requirements.

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Results of Operations for the Six Months Ended June 30, 2019 and 2018

Introduction

We had sales of $267,207 for the six months ended June 30, 2019 and $205,270 for the six months ended June 30, 2018, an increase of $61,937 or 30.2%. Our operating expenses were $1,878,833 for the six months ended June 30, 2019, compared to $1,148,752 for the six months ended June 30, 2018, an increase of $730,081 or 63.6%. Our net loss was $1,761,867 for the six months ended June 30, 2019, compared to $778,157 for the six months ended June 30, 2018, an increase of $983,710.

Revenues and Net Operating Loss

Our operations for the six months ended June 30, 2019 and 2018 were as follows:

	Six months	Six months
	June 30,	June 30,
	2019	2018

Sales	$267,207	$205,270
Cost of sales	150,241	119,252
Gross profit	116,966	86,018

Operating expenses:
Officers compensation	289,500	3,207
Professional and consulting fees	867,085	71,407
Royalties	153,467	(68,412)
Special promotion program with customer	-	597,138
Marketing and advertising	83,881	252,055
Occupancy costs	55,555	80,494
Travel and entertainment	143,714	109,301
Other	285,631	103,562
Total operating expenses	1,878,833	1,148,752

Income (loss) from operations	(1,761,867)	(1,062,734)

Total other income (expense) - net	-	284,577

Net Income (loss)	(1,761,867)	(778,157)

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	400,093	439,099

Net income (loss) attributable to Iconic Brands, Inc.	$(1,361,774)	$(339,058)

Sales

Our sales are comprised of sales of BiVi Sicilian Vodka and Bellissima Prosecco and Sparkling Wine. Sales were $267,207 for the six months ended June 30, 2019 and $205,270 for the six months ended June 30, 2018, an increase of $61,937 or 30.2%. The increase in sales was a result of 2019 shipments being made at full price, while in 2018 we were fulfilling a promotional offer which accounted for lower sales pricing to some customers.

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Cost of Sales

Cost of sales was $150,241, or 56.2% of sales, for the six months ended June 30, 2019 and $119,252, or 58.1% of sales, for the six months ended June 30, 2018. Cost of sales includes the cost of the products purchased from our Italian suppliers, freight-in costs and import duties.

Officers Compensation

Officers compensation was $289,500 for the six months ended June 30, 2019 and $3,207 for the six months ended June 30, 2018, an increase of $286,293.

Effective April 1, 2018, the Company executed Employment Agreements with its Chief Executive Officer Richard DeCicco (“DeCicco”) and its Vice President of Sales and Marketing Roseann Faltings (“Faltings”). Both agreements have a term of 24 months (to June 30, 2020). The DeCicco Employment Agreement provides for a base salary at the rate of $265,000 per annum and a compensation stock award of 300,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. The Faltings Employment Agreement provides for a base salary at the rate of $150,000 per annum and a compensation stock award of 100,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. For the six months ended June 30, 2019, we accrued a total of $207,500 in officers compensation pursuant to these two Employment Agreements, which was allocated 50% to Iconic ($103,750), 40% to Bellissima ($83,000), and 10% to BiVi ($20,750).

Professional and Consulting Fees

Professional and consulting fees were $867,085 for the six months ended June 30, 2019 and $71,407 for the six months ended June 30, 2018, an increase of $795,678. Professional and consulting fees consist primarily of legal and accounting and auditing services. The increase was a result of costs associated with getting our financial statements audited, filing a registration statement, and becoming a fully-reporting issuer.

Royalties

Royalties were $153,467, or 57.4 of sales, for the six months ended June 30, 2019 and $(68,412) for the six months ended June 30, 2018, an increase of $221,879. Royalties increased primarily due to the minimum royalty fees relating to the Hooters agreement signed July 23, 2018 and downward royalty adjustments in the three months ended June 30, 2018 as a result of Bellisima special promotion program expenses incurred in the three months ended March 31, 2018.

Special Promotion Program with Customer

For the six months ended June 30, 2018, we incurred an expense of $597,138 in connection with a product promotion with a large customer. We did not have a similar expense for the six months ended June 30, 2019, and do not expect to incur such an expense in the foreseeable future.

Marketing and Advertising

Marketing and advertising expenses were $83,881 for the six months ended June 30, 2019 and $252,055 for the six months ended June 30, 2018, a decrease of $168,174 or 66.7%. The decrease was a result of lower cost marketing efforts in 2019.

Occupancy Costs

Occupancy costs were $55,555 for the six months ended June 30, 2019 and $80,494 for the six months ended June 30, 2018, a decrease of $24,939 or 31.0%. The decrease was a result of lower warehouse rental costs.

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Travel and Entertainment

Travel and entertainment expenses were $143,714 for the six months ended June 30, 2019 and $109,301 for the six months ended June 30, 2018, an increase of $34,413 or 31.5%. The increase was a result of travel related to new product development.

Other Operating Expenses

Other operating expenses were $285,631 for the six months ended June 30, 2019 and $103,562 for the six months ended June 30, 2018, an increase of $182,069 or 175.8%. The increase was a result of salary expense for employees not on the payroll in the same period in 2018. Other operating expenses include salaries, automobile, insurance, office expenses and expenses relating to Christie Brinkley appearances at Bellissima promotions.

Net Operating Income (Loss)

We had a net operating loss of $1,761,867 for the six months ended June 30, 2019 and $1,062,734 for the six months ended June 30, 2018, an increase of $699,133 or 65.8%. Our net operating loss increased, as set forth above, primarily because certain operating expenses, primarily professional and consulting fees and other operating expenses, increased.

Other Income/Expense

Total other income was $0 for the six months ended June 30, 2019 and $284,577 for the six months ended June 30, 2018. The decrease was primarily due to reductions of our derivative liability income.

Our previously outstanding convertible notes contained variable conversion features based on the future trading price of our common stock. Therefore, the number of shares of common stock issuable upon conversion of the notes were indeterminate. Accordingly, we recorded the fair value of the embedded conversion features at December 31, 2017 and June 30, 2018 as a derivative liability. The fair value of the derivative liability dropped to zero at December 31, 2018 after we entered into Securities Exchange Agreements with the holders of all convertible debt. For further details, see Note 8 of our consolidated financial statements for the years ended December 31, 2018 and 2017.

Net Loss attributable to Noncontrolling Interests in Subsidiaries and Variable Interest Entity

The net loss attributable to noncontrolling interests in subsidiaries and variable interest entity represents 49% of the net loss of Bellissima, BiVi and Green Farms (which we own 51%) and 100% of United Spirits (which we own 0%) and is accounted for as a reduction in the net loss attributable to the Company. This net loss was $400,093 for the six months ended June 30, 2019 and $439,099 for the six months ended June 30, 2018, a decrease of $39,006 or 8.9%. The net loss from other entities decreased as a result of all the changes discussed above.

Net Loss Attributable to Iconic Brands, Inc.

The net loss attributable to Iconic Brands, Inc. was $1,361,774 for the six months ended June 30, 2019 and $339,058 for the six months ended June 30, 2019, an increase of $1,022,716.

Results of Operations for the Years Ended December 31, 2018 and 2017

Introduction

We had Sales of $566,136 and $3,219,881 for the years ended December 31, 2018 and 2017, respectively. Our Cost of Sales were $324,989 and $1,786,626 for the years ended December 31, 2018 and 2017, respectively. Our operating expenses were $2,500,217 and $1,264,519, for the years ended December 31, 2018 and 2017, respectively. Our operating expenses consisted mostly of professional fees, marketing and advertising costs, occupancy costs, and travel and entertainment. During the year ended December 31, 2018, we also incurred expenses for a special promotion program with a customer of $597,138, described in further detail below.

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Revenues and Net Operating Loss

Our revenues, operating expenses, and net operating loss for the years ended December 31, 2018 and 2017 were as follows:

	Year Ended	Year Ended
	December 31,	December 31,	Increase /
	2018	2017	(Decrease)

Sales	$566,136	$3,219,881	$(2,653,745)
Cost of Sales	324,989	1,786,626	(1,461,637)
Gross Profit	241,147	1,433,255	(1,192,108)

Operating expenses:
Officers compensation	341,250	250,000	91,250
Special promotion program	597,138	-	597,138
Royalties	33,664	321,741	(288,077)
Professional fees	558,667	87,671	470,996
Marketing and advertising	285,593	84,013	201,580
Travel and entertainment	238,060	141,821	96,239
Other operating expenses	281,544	379,273	(97,729)
Total operating expenses	2,500,217	1,264,519	1,235,698

Net operating income (loss)	(2,259,070)	168,736	(2,427,806)
Other income (expense)	(2,591,548)	4,074,147	(6,665,695)

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	693,364	(276,505)	969,869

Net income (loss)	$(4,157,254)	$3,966,378	$(8,123,632)

Sales

Our sales are comprised of sales of BiVi Sicilian Vodka and Bellissima Prosecco and Sparkling Wine. Sales were $566,136 for the year ended December 31, 2018 compared to $3,219,881 for the year ended December 31, 2017, a decrease of $2,653,745, or 82%. The 82% decrease in sales in 2018 over 2017 is primarily due to a large sale of our Bellissima product into the Florida Market in the fourth quarter of 2017. This sale was not repeated in 2018 as the customer sold through the product.

Cost of Sales

Cost of sales for the year ended December 31, 2018 were $324,989 compared to $1,786,626 during the year ended December 31, 2017, a decrease of $1,461,637. Cost of sales includes the cost of the products purchased from our Italian suppliers, freight-in costs and import duties. The decreased cost of sales in the current period was primarily due to higher sales in 2017 compared to 2018 as explained above.

Officers Compensation

Officers compensation for the year ended December 31, 2018 was $341,250 compared to $250,000 for the year ended December 31, 2017, an increase of $91,250 or 37%.

Effective April 1, 2018, the Company executed Employment Agreements with its Chief Executive Officer Richard DeCicco (“DeCicco”) and its Vice President of Sales and Marketing Roseann Faltings (“Faltings”). Both agreements have a term of 24 months (to March 31, 2020). The DeCicco Employment Agreement provides for a base salary at the rate of $265,000 per annum and a compensation stock award of 300,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. The Faltings Employment Agreement provides for a base salary at the rate of $150,000 per annum and a compensation stock award of 100,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. For the year ended December 31, 2018, we have accrued a total of $311,250 officer’s compensation pursuant to these two Employment Agreements. In 2018, the accrued compensation was allocated 50% to Iconic ($155,625), 40% to Bellissima ($124,500), and 10% to BiVi ($31,125).

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Professional and Consulting Fees

Professional and consulting fees expense was $558,667, for the year ended December 31, 2018, compared to $87,671, for the year ended December 31, 2017, an increase of $470,996, or about 637%.

Professional and consulting fees consist primarily of legal and, accounting and auditing services. The increase of approximately $471,000 from 2017 to 2018 is related to legal costs of completing our Series E preferred stock financing, filing of Form S-1 and having an audit performed of our financial statements.

Royalties

We expensed royalties of $33,664, for the year ended December 31, 2018 compared to $321,741 for the year ended December 31, 2017, a decrease of $288,077, or 90%. Royalties decreased due to the higher sales in 2017 compared to 2018.

Marketing and Advertising

Marketing and advertising expenses for the year ended December 31, 2018 were $285,593 compared to $84,013 during the year ended December 31, 2017, an increase of $201,580. The increase in marketing and advertising expense is related to expensing the first quarter of 2018 for sales to one large customer and attendance at various trade shows during 2018.

 Travel and Entertainment

Travel and entertainment expenses for the year ended December 31, 2018 were $238,060 compared to $171,793 for the year ended December 31, 2017, an increase of $66,267, or about 167%. Travel and entertainment expenses consist primarily of airfare, hotel and related costs incurred in connection with trips made by our CEO and assistant secretary for marketing and potential new product purposes.

Other Operating Expenses

Other operating expenses were $281,544 for the year ended December 31, 2018 as compared to $379,273 for the year ended December 31, 2017, a decrease of $97,729, or about 25%. For the year ended December 31, 2018, other operating expenses include automobile, insurance, office expenses and expenses relating to Christie Brinkley appearances at Bellissima promotions.

Net Operating Income/Loss

Net operating loss for the year ended December 31, 2018 was $2,259,070, compared to net operating income of $2,427,806 for the year ended December 31, 2017, a decrease of $2,148,731. Net operating income (loss) decreased, as set forth above, primarily because sales decreased by $2,653,745, offset by decreases in cost of sales.

Other Income/Expense

Other expense for the year ended December 31, 2018 was $2,591,548, compared to other income of $4,074,147 for the year ended December 31, 2017, a decrease of $6,665,695. The decrease was primarily due to fluctuations of our derivative liabilities from income of $7,429,979 for the year ended December 31, 2017 to income of $1,106,967 for the year ended December 31, 2018. We also reported losses on conversion of debt of ($1,343,910) for the year ended December 31, 2018 compared to ($3,178,010) for the year ended December 31, 2017.

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Our convertible notes contain variable conversion features based on the future trading price of our common stock. Therefore, the number of shares of common stock issuable upon conversion of the notes are indeterminate. Accordingly, we recorded the $458,072 fair value of the embedded conversion features at December 31, 2017 as a derivative liability. The fair value of the derivative liability dropped to $0 at December 31, 2018 after we entered into Securities Exchange Agreements with the holders of all convertible debt. For further details, see Note 8 of our consolidated financial statements for the years ended December 31, 2018 and 2017.

Net Loss (Income) attributable to Noncontrolling Interests in Subsidiaries and Variable Interest Entity

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity represents 49% of the net loss of Bellissima and BiVi (which we own 51%) and 100% of United Spirits (which we own 0%) and is accounted for as a reduction in the net loss attributable to the Company. This net loss (income) for the year ended December 31, 2018 was $693,364 compared to $(276,505) for the year ended December 31, 2017, an increase of $969,869. Net loss (income) from other entities increased during the year ended December 31, 2018 as a result of all the changes discussed above.

Net Income/Loss

Net loss attributable to the Company for the year ended December 31, 2018 was $4,157,254, or $0.49 per share, compared to net income of $3,966,378, or $0.76 per share, for the year ended December 31, 2017, a decrease of $8,123,632. Net income (loss) decreased, as set forth above, primarily due to the $2,653,745 decrease of our sales, a decrease of income from derivative liabilities, and a loss on conversion of debt of ($1,343,910).

Liquidity and Capital Resources

Introduction

During the six months ended June 30, 2019 and June 30, 2018, we had negative operating cash flows. Our cash on hand as of June 30, 2019 was $298,520, which was derived from the sale of Series E preferred stock and warrants. Our monthly cash flow burn rate for 2018 was approximately $146,000, and our monthly burn rate through the six months ended June 30, 2019 was approximately $118,000. We have strong medium to long term cash needs. We anticipate that these needs will be satisfied through the issuance of debt or the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Our cash, current assets, total assets, current liabilities, and total liabilities as of June 30, 2019 and December 31, 2018, respectively, are as follows:

	June 30,	December 31,
	2019	2018	Change

Cash	$298,520	$191,463	$107,057
Total Current Assets	575,535	563,239	12,296
Total Assets	2,108,922	563,239	1,545,683
Total Current Liabilities	1,774,510	1,339,566	434,944
Total Liabilities	$1,804,837	$3,600,605	$(1,795,768)

Our cash increased $107,057 and total current assets increased $12,296. Our total current liabilities increased as our accounts payable and accrued expenses increased, reflecting our increase in professional and consulting fees. Our total liabilities decreased $1,795,768. Our stockholders’ (deficiency) equity increased from ($3,037,366) to $304,085 due primarily to (i) the cumulative effect adjustment of $2,261,039 reducing the derivative liability on warrants to $0 effective January 1, 2019 and (ii) the issuance of common stock valued at $1,250,000 in connection with the acquisition of 51% of Green Farms.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

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Cash Requirements

Our cash on hand as of June 30, 2019 was $289,520. Based on our minimal sales and annualized monthly burn rate of approximately $118,000 per month, we will need to continue to fund operations by raising capital from the sale of our stock and debt financings.

Sources and Uses of Cash

Operations

We had net cash used in operating activities for the six months ended June 30, 2019 of $(705,021), compared to $(1,305,072) for the six months ended June 30, 2018. For the six months ended June 30, 2019, the net cash used in operating activities consisted primarily of our net loss of $(1,361,774) plus a net loss attributable to our subsidiaries of $(400,093), offset primarily by stock-based compensation of $775,700 and an increase in accounts payable and accrued expenses of $136,385. For the six months ended June 30, 2018, the net cash used in operating activities consisted primarily of our net income of $(339,058) plus a net loss attributable to our subsidiaries of $(439,099) and income from derivative liabilities of $(405,848).

Investments

Except for $5,000 leasehold improvements incurred in 2019 we had no investing activities for the six months ended June 30, 2019 or June 30, 2018.

Financing

Our net cash provided by financing activities for the six months ended June 30, 2019 was $817,078, compared to $362,107 for the six months ended June 30, 2018, which consisted principally of proceeds from the sale of our Series E preferred stock and warrants.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained significant net losses which have resulted in an accumulated deficit at December 31, 2018 of $21,233,083 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The management of the Company has developed a strategy which it believes will accomplish this objective through short term loans from related parties and additional equity investments which will enable the Company to continue operations for the coming year. However, there is no assurance that these objectives will be met. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

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Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“United States GAAP”). The preparation of these financial statements and related disclosures in compliance with United States GAAP requires the application of appropriate technical accounting rules and guidance as well as the use of estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. The application of these policies involves judgments regarding future events, including the likelihood of success of particular product candidates, regulatory challenges, and the fair value of certain assets and liabilities. These judgments, in and of themselves, could materially affect the financial statements and disclosures based on varying assumptions, which may be appropriate to use. In addition, the financial and operating environment may also have a significant effect, not only on the operation of the business, but on the results reported through the application of accounting measures used in preparing the financial statements and related disclosures, even if the nature of the accounting policies have not changed.

On an ongoing basis, we evaluate these estimates, utilizing historic experience, consultation with experts and other methods we consider reasonable. In any event, actual results may differ substantially from our estimates. Any effects on our business, financial position or results of operations resulting from revisions to these estimates are recorded in the period in which the information that gives rise to the revision becomes known.

Our significant accounting policies are summarized in Note 2 of the Notes to Consolidated Financial Statements. We identify our most critical accounting policies as those that are the most pervasive and important to the portrayal of our financial position and results of operations, and that require the most difficult, subjective and/or complex judgments by management regarding estimates about matters that are inherently uncertain.

Recently Issued Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our Consolidated Financial Statements. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

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BUSINESS

Overview

We are a beverage company that develops, from inception to completion, alcoholic beverages for itself and third parties. We also market and place the products into national distribution through long standing industry relationships. We are also a leader in “Celebrity Branding” of beverages, procuring superior and unique products from around the world and branding our products with internationally recognized celebrities.

BiVi LLC produces and markets BiVi 100 percent Sicilian Vodka. BiVi LLC’s mission is to promote and support the sales endeavors of the distribution network through targeted and national marketing endeavors and working with the celebrity partner Mr. Chazz Palminteri.

Bellissima Spirits LLC entered into a License Agreement with Christie Brinkley, Inc. an entity owned by Christie Brinkley, to use Brinkley’s endorsement, signature, and other intellectual property owned by Bellissima Spirits LLC. Bellissima by Christie Brinkley is a line of Organic Prosecco. The line includes a DOC Brut, Sparkling Rose and a Zero Sugar, Zero Carb option which are All Natural and Gluten Free with all Certified Organic and Vegan.

Bellissima Spirits LLC produces it products in Treviso, Italy. The products are produced at a winery that has invested an enormous amount of time and financial resources to produce and deliver Bellissima Prosecco and Sparkling Wines. We have a “one stop” shop with our winery partners and they manage all of the procurement of all raw materials required to produce a finished product of either the DOC Brut, Sparkling Rose Pinot Grigio and our Zero Sugar, Zero Carb Sparkling Wine Expression.

We distribute all of our products through United Spirits, a variable interest entity of the Company, pursuant to a Distribution Agreement. United Spirits distributes and wholesales our products and is our licensed importer and wholesaler. The Distribution Agreement provides United Spirits the exclusive right through 2025 to sell our products for an agreed distribution fee equal to $1.00 per case of product sold. United Spirits holds all state and federal licenses to distribute the our products.

Our products are produced overseas and shipped to the United States by United Spirits, either directly to its distributors or to United Spirits’ warehouse. Products that are shipped to the warehouse are then shipped via ground freight to wholesalers or distributors to fulfill orders as they are placed.

By law, United Spirits can only sell our alcoholic products to a licensed United States wholesaler or distributor. Wholesalers and distributors then sell the product to licensed retailers for “on” or “off” premise consumption. An “on” premise retailer is an establishment where the alcohol is consumed, such as a bar or restaurant. An “off” premise retailer is an establishment where alcohol is sold for consumption elsewhere, such as a liquor store or, in some state jurisdictions, a supermarket.

One of United Spirits’ distributors, Southern Glazer’s Wine and Spirits, LLC, purchased a $2.1 million order during the fourth quarter of 2017 for sales to Publix Supermarkets. The order was related to a holiday program, and it was authorized for all of Publix’s seven markets: Florida, Georgia, Tennessee, Alabama, North Carolina, South Carolina and Virginia. The program featured Bellissima Prosecco and Sparkling Wines in all Publix stores for the 2017 holiday season. The brand also was featured as the “BOGO” (Buy One Get One) brand in Publix’s circular that ran in early January 2018. As a condition of being included in the promotion, the Company was required to provide a $597,138 rebate for each product sold during this promotion. Note, we do not sell directly to Publix or any retail licensee. All of our sales must be made through United Spirits to wholesalers and distributors, who then distribute to retailers.

We intend to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of a publicly held corporation.

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Competition

The beverage alcohol industry is highly competitive. We compete on the basis of quality, price, brand recognition and distribution strength. Our beverage alcohol products compete with other alcoholic and non-alcoholic beverages for consumer purchases, as well as shelf space in retail stores, restaurant presence and wholesaler attention. We compete with numerous multinational producers and distributors of beverage alcohol products, some of which have greater resources than we do. Our principal competitors include La Marca Prosecco owned by Gallo, Mionetto and a large number of independent small importers with a significant number of competitive products. We also compete with Diageo, the largest drinks company in the world, and others such as Constellation Brands, William Grant and Sons and Jim Beam Brands to name a few.

With the release of our new line of Aperitis, “Bella Sprizz” we are in direct competition with Gruppo Campari the producer of Aperol. The Elderflower version of Bella Sprizz is competing with the category Leader St. Germain. Management is confident that with our very aggressive price point on the Bella Sprizz Line coupled with the incredible packaging and liquid quality we will quickly carve our niche in the category.

Governmental Regulation of the Wine Industry

The production and sale of wine is subject to extensive regulation by the U.S. Department of the Treasury, Alcohol and Tobacco Tax and Trade Bureau and state liquor commissions and agencies.

In addition, most states in which our wines are sold impose varying excise taxes on the sale of alcoholic beverages. Prompted by growing government budget shortfalls and public reaction against alcohol abuse, government entities often consider legislation that could potentially affect the taxation of alcoholic beverages. Excise tax rates being considered are often substantial. The ultimate effects of such legislation, if passed, cannot be assessed accurately. Any increase in the taxes imposed on wines can be expected to have a potentially adverse impact on overall sales of such products. However, the impact may not be proportionate to that experienced by distributors of other alcoholic beverages and may not be the same in every state.

The agreements we have in place with United Spirits and Dan Kay International provide the required licensing conduits that allow us to capture the sales relative to alcoholic beverages in the United States. The United States alcohol beverage business is based upon what is known as a “three-tier system.” The three tiers consist of an import or supplier tier if the product is domestically produced. The second tier is the wholesale tier. The third tier is known as the retail tier, consisting of an on and off premise split. The import/supply tier sells to the wholesale tier that then sells to the retail tier.

United Spirits possesses the import/supply tier licensing as well as the required licenses in the states where we sell alcoholic beverages to the wholesale tier. We have contracted with United Spirits to facilitate the sales of the products using the licensing United Spirits has in place. This is a common third party provider relationship in the United States alcohol beverage business.

Dan-Kay International is the company that we contract warehousing services for the alcohol beverage products that come to rest in the United States. Dan-Kay maintains a required New York State warehousing license. This license has a level allowing the third party warehousing classified as “product of others.”

Employees

As of the date hereof, we have one operations employee in addition to our officers and directors Our officers and directors will continue to work for us for the foreseeable future. We anticipate hiring appropriate personnel on an as-needed basis, and utilizing the services of independent contractors as needed.

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DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the name, age and position of each of our current directors and executive officers as of September 9, 2019.

Name	Age	Position

Richard DeCicco	62	Chief Executive Officer and Chairman of the Board of Directors

Roseann Faltings	62	Director

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers:

Richard DeCicco, age 62, is our Chief Executive Officer and a member of our Board of Directors. Mr. DeCicco has served as our President, Secretary and Director since 2007 (with the only exception of the period between September 2014 and April 2015). With over 34 years’ experience in the global liquor industry, Mr. DeCicco has been a senior executive and a leader in the wine and spirits industry. Previously, Mr. DeCicco served as President of Harbrew Imports Ltd. since its inception in 1999. Prior to his appointment at Harbrew Imports Ltd, Mr. DeCicco was the CEO and President of Harbor Industries from 1990 to 1997. Harbor Industries is a production facility, which handles over 2 million cases of products per year and with over 600 employees. In addition to having been the national provider for The Paddington Corporation brands from 1990 to 1997, Mr. DeCicco pioneered what is now known within the field as Value Added Packaging (VAP). Mr. DeCicco is uniquely qualified to serve as an officer and director because he brings a great deal of creativity, market savvy, and brand development knowledge to our company. Furthermore, his experience and relationships within the industry are extremely valuable to our business.

Roseann Faltings age 62, is our Secretary and a member of our Board of Directors. Ms. Faltings is an international liquor industry veteran of more than 12 years with experience in brand development, marketing, sales and distribution across the beer, wine and spirits categories. Throughout her executive career, Roseann has worked on United Spirits’ current brand portfolio, as well as Danny DeVito’s Premium Limoncello, Yanjing Beer, (The National Beer of China), Johnny Bench 5 Scotch Whisky and other private label products. Ms. Faltings was previously an employee of the Company, beginning in 2003. In 2005, she was appointed VP of Sales and Marketing for Iconic Brands, Inc. and she continued to serve in that role until she resigned pursuant to the terms of the merger with MMBA in September of 2014. Ms. Faltings was chosen to serve as an officer and director because she maintains strong relationships within the U.S. distribution and wholesale supply chain. In addition, her marketing and executive management expertise within our industry provides substantial benefits to the Company. One of highlights of her career was the negotiations with Paramount Studios in the development of “The Godfather Vodka” that she spearheaded.

Family Relationships

Richard DeCicco and Roseann Faltings are married.

Other Directorships; Director Independence

Other than as set forth above, none of our officers and directors is a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

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For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCQB on which shares of common stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to the NASDAQ definition, none of our directors are independent.

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by its Board of Directors as a whole. We are not required to maintain such committees under the applicable rules of the OTCQB. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place. We intend to create board committees, including an independent audit committee, in the near future.

We do not currently have a process for security holders to send communications to the Board.

During the fiscal years ended December 31, 2018 and 2017, the Board of Directors met as necessary.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings described in Item 401(f) of Regulation S-K in the past ten years.

Code of Ethics

We have not adopted a written code of ethics, primarily because we believe and understand that our officers and directors adhere to and follow ethical standards without the necessity of a written policy.

EXECUTIVE COMPENSATION

Narrative Disclosure of Executive Compensation

The Company uses the services of its chief executive officer Richard DeCicco and its assistant secretary Roseann Faltings under Employment Agreements that took effect on July 1, 2018. Prior to that date, they provided their services according to informal compensation arrangements (without any employment agreements).

Effective April 1, 2018, the Company executed Employment Agreements with its Chief Executive Officer Richard DeCicco (“DeCicco”) and its Vice President of Sales and Marketing Roseann Faltings (“Faltings”). Both agreements have a term of 24 months (to March 31, 2020). The DeCicco Employment Agreement provides for a base salary at the rate of $265,000 per annum and a compensation stock award of 300,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. The Faltings Employment Agreement provides for a base salary at the rate of $150,000 per annum and a compensation stock award of 100,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. For the year ended December 31, 2018, we have accrued a total of $311,250 officers compensation pursuant to these two Employment Agreements. In 2018, the accrued compensation was allocated 50% to Iconic ($155,625), 40% to Bellissima ($124,500), and 10% to BiVi ($31,125).

Employment Agreements

Richard DeCicco

Effective July 1, 2018, we entered into an Employment Agreement with Mr. DeCicco. Pursuant to his Employment Agreement, Mr. DeCicco will receive a base salary of $265,000 per year. In exchange for services previously performed, Mr. DeCicco was also granted a stock award under the Employment Agreement equal to 300,000 shares of our common stock. His stock award includes registration rights to be included in the next registration statement after issuance. We will provide Mr. DeCicco with a car and cover its expenses. Mr. DeCicco will also be entitled to participate in our employee benefit plans and receive equity incentive awards as determined by the Board of Directors.

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If we sell any brand that we own, we will pay Mr. DeCicco 23% of the gross sales proceeds of the sale. This provision survives any termination of his Employment Agreement.

If we terminate Mr. DeCicco without Cause or he resigns for Good Reason, as defined in the Employment Agreement, we must pay Mr. DeCicco a severance equal to twice his annual base salary. We will also pay him any earned but unpaid bonuses.

Roseann Faltings

Effective July 1, 2018, we entered into an Employment Agreement with Ms. Faltings. Pursuant to his Employment Agreement, Ms. Faltings will receive a base salary of $150,000 per year. In exchange for services previously performed, Ms. Faltings was also granted a stock award under the Employment Agreement equal to 100,000 shares of our common stock. Her stock award includes registration rights to be included in the next registration statement after issuance. We will provide Ms. Faltings with a car and cover its expenses. Ms. Faltings will also be entitled to participate in our employee benefit plans and receive equity incentive awards as determined by the Board of Directors.

If we sell any brand that we own, we will pay Ms. Faltings 23% of the gross sales proceeds of the sale. This provision survives any termination of her Employment Agreement.

If we terminate Ms. Faltings without Cause or she resigns for Good Reason, as defined in the Employment Agreement, we must pay Ms. Faltings a severance equal to twice her annual base salary. We will also pay her any earned but unpaid bonuses.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer and Secretary for the years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Richard DeCicco,	2018	265,000	-0-	-0-	-0-	-0-	-0-	-0-	265,000
Chief Executive Officer	2017	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000

Roseann Faltings,	2018	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000
Secretary	2017	100,000	-0-	-0-	-0-	-0-	-0-	-0-	100,000

Director Compensation

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We may develop such a policy in the future, but for now all of our directors are also officers, and we do not currently intend to provide for additional compensation related to their duties as directors.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

 Distribution Agreement

On May 1, 2015, BiVi entered into a Distribution Agreement with United Spirits for United Spirits to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United Spirits the exclusive right for a term of ten years to sell BiVi’s product for an agreed distribution fee equal to $1.00 per case of product sold. United Spirits is owned and managed by Richard DeCicco, the controlling shareholder, President, CEO, and Director of Iconic.

In November 2015, Bellissima and United Spirits agreed to have United Spirits distribute and wholesale Bellissima’s Products under the same terms contained in the Distribution Agreement with BiVi described in the preceding paragraph.

Lease Agreement

We lease our office and warehouse space in North Amityville, New York from United Spirits. On March 27, 2018, we entered into a lease extension with United Spirits. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 5, 2019, certain information with respect to our equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of our outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

NAME AND ADDRESS: (1)	Richard DeCicco (4)		Roseann Faltings (4)	Total Officers and Directors

Common Stock Shares	1,746,393		500,201	2,246,594

Percentage of Outstanding Common Stock (2)	14.1%		4.0%	18.2%

Percentage of Votes (2)	68.2	%(5)	4.0%	68.6	%(5)

Series A Preferred Stock Shares	1		-	1

Percentage of Outstanding Series A Preferred Stock (3)	100%		-	100%

Series E Convertible Preferred Stock Shares	-		-	-

Percentage of Outstanding Series E Convertible Preferred Stock	-		-	-

Series F Convertible Preferred Stock Shares	-		-	-

Percentage of Outstanding Series F Convertible Preferred Stock	-		-	-

____________

(1)	Unless otherwise indicated, the address of the shareholder is c/o Iconic Brands, Inc., 44 Seabro Avenue, Amityville, NY 11701.
(2)

Based on 12,353,874 shares of common stock, 1 share of Series A Preferred Stock, 1,125,000 shares of Series E Convertible Preferred Stock and 4,215 shares of Series F Convertible Preferred Stock, issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)

Based on one (1) share of Series A Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is entitled to two (2) votes for every outstanding share of common stock, giving the holder 50% of all votes eligible to be cast on matters voted on by the common shareholders.

(4)	Indicates one of our officers or directors.
(5)

The Percentage of Votes also includes 24,707,748 shares that represent the votes held by the holder of the one (1) share of Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to two (2) votes for every outstanding share of common stock, giving the holder 50% of all votes eligible to be cast on matters voted on by the common shareholders.

Other than as set forth above, the issuer is not aware of any person who owns of record, or is known to own beneficially, five percent (5%) or more of the outstanding securities of any class of the issuer.

There are no current arrangements which will result in a change in control.

We do not currently have a stock option or grant plan.

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SELLING STOCKHOLDER

The common stock being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon conversion of Series E Convertible Preferred Stock and Series F Convertible Preferred Stock, and those issuable to the selling stockholders upon exercise of the September 2018 Warrants, and July 2019 Warrants. For additional information regarding the issuances of the shares of Series E Convertible Preferred Stock and Series F Convertible Preferred Stock and the September 2018 Warrants and July 2019 Warrants, see “Recent Developments” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the warrants, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling shareholders. The second column lists the number of shares of common stock beneficially owned by each selling shareholder, based on its ownership of the shares of common stock and warrants, as of September 5, 2019, assuming exercise of the warrants held by the selling shareholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling shareholders.

In accordance with the terms of a registration rights agreement with the selling shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling shareholders pursuant to the securities purchase agreement and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

Under the terms of the warrants, a selling shareholder may not exercise the warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering (1)
Empery Tax Efficient II, LP (2)	1,244,800	1,244,800	-
Empery Tax Efficient LP (3)	112,000	112,000	-
Empery Asset Master, LTD (4)	643,200	643,200	-
Kingsbrook Opportunities Master Fund LP(5)	240,000	240,000	-
Elizabeth Arno (6)	100,000	100,000	-
Intracoastal Capital, LLC (7)	160,000	160,000	-
SEG - RedaShex, LLC (8)	3,410,000	600,000	2,465,000
Michael A. Silverman (9)	100,000	100,000	-
Scott A. Sampson Trust #2 (10)	200,000	200,000	-
Stephen A. Renaud (11)	100,000	100,000	-
L1 Capital Global Opportunities Master Fund (12)	1,000,000	1,000,000	-
CVI Investments, Inc. (13)	1,280,000	1,280,000	-
32 Entertainment LLC (14)	480,000	360,000	120,000
MJA Investments LLC (15)	601,800	100,800	230,000
JBA Investments LLC (16)	601,800	100,000	230,000
Andrew Arno (17)	601,800	100,000	230,000
Anson Investments Master Fund LP (18)	3,379,200	3,379,200	-
David A. Jenkins (19)	100,000	100,000	-
Susan Gutfreund (20)	200,000	200,000	-
Richard Molinsky (21)	160,000	80,000	80,000
Joseph DiPaola (22)	240,000	120,000	120,000
Gregory Castaldo (23)	2,230,000	345,000	1,885,000
The Special Equities Group, LLC (24)	3,410,000	345,000	2,465,000
Alpha Capital Anstalt (25)	460,000	460,000	-
Iroquois Capital Investment Group LLC (26)	375,000	115,000	260,000
Iroquois Master Fund LTD. (27)	1,150,000	370,000	780,000
Next Generation TC FBO Andrew Arno IRA 1663 (28)	610,800	80,000	230,000
Total	18,790,000	12,035,000	5,559,500

__________

(1)

Represents the amount of shares that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the Selling Stockholder prior to completion of this offering. However, the Selling Stockholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the Selling Stockholder after completion of this offering or otherwise.

(2)

Ownership of our common stock by the Selling Stockholder includes 1,244,800 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management has voting and dispositive power over the shares held by the Selling Stockholder. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Asset Management LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(3)

Ownership of our common stock by the Selling Stockholder includes 112,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management has voting and dispositive power over the shares held by the Selling Stockholder. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Asset Management LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(4)

Ownership of our common stock by the Selling Stockholder includes 643,200 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Empery Asset Management LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020. Empery Asset Management LP has voting and dispositive power over the shares held by the Selling Stockholder. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by Empery Asset Management LP, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(5)

Ownership of our common stock by the Selling Stockholder includes 240,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Kingbrook Partners LP, 689 Fifth Avenue, 12th Floor, New York, NY 10022. Kingsbrook Partners LP has voting and dispositive power over the shares held by the Selling Stockholder.

(6)

Ownership of our common stock by the Selling Stockholder includes 100,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

(7)

Ownership of our common stock by the Selling Stockholder includes 160,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is 2245 Palm Trail, Delray Beach, FL 33483. Mitchell P. Kopin and Daniel B. Asher have shared voting and dispositive power over the shares held by the Selling Stockholder.

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(8)

Ownership of our common stock by the Selling Stockholder includes (i) 600,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants (ii) 250,000 shares of our common stock beneficially held by Jonathan Schechter, (iv) 910,000 shares of common stock beneficially held by Joseph Reda, and (iv) 1,650,000 shares beneficially owned by the Selling Stockholder which are held by another entity over which the Selling Stockholder has voting and dispositive power (See note 24 below). The Selling Stockholder’s address is 135 Sycamore Drive, Roslyn, NY 11576. Jonathan Schechter and Joseph Reda have shared voting and dispositive power over the shares held by the Selling Stockholder.

(9)

Ownership of our common stock by the Selling Stockholder includes 100,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

(10)

Ownership of our common stock by the Selling Stockholder includes 200,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is 6938A N. Santa Monica Blvd. Fox Point, WI 53217. Ann Mandelman has voting and dispositive power over the shares held by the Selling Stockholder.

(11)

Ownership of our common stock by the Selling Stockholder includes 100,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

(12)

Ownership of our common stock by the Selling Stockholder includes 1,000,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001. Cayman Islands. Raphael Lamm and Mark Philip Landau have voting and dispositive power over the shares held by the Selling Stockholder.

(13)

Ownership of our common stock by the Selling Stockholder includes 1,280,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is c/o Heights Capital Management, 101 California Street, Suite 3250, San Francisco, CA 94111. Heights Capital Management, Inc. has voting and dispositive power over the shares held by the Selling Stockholder.

(14)

Ownership of our common stock by the Selling Stockholder includes (i) 120,000 shares of our common stock, and (ii) 360,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the September 2018 and July 2019 Warrants. The Selling Stockholder’s address is 9 Westerleigh Road, Purchase, NY 10577. Robert Wolf has voting and dispositive power over the shares held by the Selling Stockholder.

(15)

Ownership of our common stock by the Selling Stockholder includes (i) 100,800 shares of our common stock issuable to the Selling Securityholder upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants, and (ii) an additional 510,000 shares beneficially owned by the Selling Stockholder which are held by the Selling Stockholder and other entities over which the Selling Stockholder has voting and dispositive power (See notes 16, 17 and 28 below). The Selling Stockholder’s address is 160 Riverside Blvd. Apt. 31D, New York, NY 10069. Andrew Arno has voting and dispositive power over the shares held by the Selling Stockholder.

(16)

Ownership of our common stock by the Selling Stockholder includes (i) 100,000 shares of our common stock issuable to the Selling Securityholder upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants, and (ii) an additional 510,800 shares beneficially owned by the Selling Stockholder which are held by the Selling Stockholder and other entities over which the Selling Stockholder has voting and dispositive power (See note 15 above and notes 17 and 28 below). The Selling Stockholder’s address is 160 Riverside Blvd. Apt. 31D, New York, NY 10069. Andrew Arno has voting and dispositive power over the shares held by the Selling Stockholder.

(17)

Ownership of our common stock by the Selling Stockholder includes (i) 100,000 shares of our common stock issuable to the Selling Securityholder upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants, and (ii) an additional 360,800 shares beneficially owned by the Selling Stockholder which are held by other entities over which the Selling Stockholder has voting and dispositive power (See notes 15 and 16 above and note 28 below).

(18)

Ownership of our common stock by the Selling Stockholder includes 3,379,200 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants. The Selling Stockholder’s address is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY1-9008. Anson Advisors Inc. and Anson Funds Management LP have voting and dispositive power over the shares held by the Selling Stockholder.

(19)

Ownership of our common stock by the Selling Stockholder includes 100,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

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(20)

Ownership of our common stock by the Selling Stockholder includes 200,000 shares of our common stock issuable upon the conversion of the Series F Convertible Preferred Stock and common stock issuable upon the exercise of the July 2019 Warrants.

(21)

Ownership of our common stock by the Selling Stockholder includes 160,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants and issuable upon the conversion of the Series F Convertible Preferred Stock.

(22)

Ownership of our common stock by the Selling Stockholder includes 240,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants and issuable upon the conversion of the Series F Convertible Preferred Stock.

(23)

Ownership of our common stock by the Selling Stockholder includes (i) 1,245,000 shares of our common stock, (ii) 640,000 shares of our common stock issuable upon the conversion of the warrants issued to the Selling Stockholder in May 2019, and (iii) 345,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants and issuable upon the conversion of the Series F Convertible Preferred Stock.

(24)

Ownership of our common stock by the Selling Stockholder includes (i) 320,000 shares of our common stock, (ii) 640,000 shares of our common stock issuable upon the conversion of the warrants issued to the Selling Stockholder in May 2019, (iii) 345,000 shares of our common stock issuable upon the exercise of the September 2018 Warrants, (iv) 345,000 issuable upon conversion of the Series F Convertible Preferred Stock (v) 250,000 shares of our common stock beneficially held by Jonathan Schechter, (vi) 910,000 shares of common stock beneficially held by Joseph Reda, and (vii) 600,000 shares beneficially owned by the Selling Stockholder which are held by another entity over which the Selling Stockholder has voting and dispositive power (See note 8 above). The Selling Stockholder s address is 135 Sycamore Drive, Roslyn, NY 11576. Jonathan Schechter and Joseph Reda have shared voting and dispositive power over the shares held by the Selling Stockholder.

(25)

Ownership of our common stock by the Selling Stockholder includes 460,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock and the exercise of the September 2018 Warrants. The Selling Stockholder’s address is Alpha Capital Anstalt, Lettstrasse 32, 9490 Vaduz, Principality of Liechtenstein. Konrad Ackermann has voting and dispositive power over the shares held by the Selling Stockholder.

(26)

Ownership of our common stock by the Selling Stockholder includes (i) 100,000 shares of our common stock, (ii) 160,000 shares of our common stock issuable upon the conversion of the warrants issued to the Selling Stockholder in May 2019, and (iii) 115,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock and the exercise of the September 2018 Warrants. The Selling Stockholder’s address is c/o Iroquois Capital Management LLC, 205 E.42nd St., 20th Fl., New York NY 10022. Iroquois Capital Management LLC has voting and dispositive power over the shares held by the Selling Stockholder.

(27)

Ownership of our common stock by the Selling Stockholder includes (i) 300,000 shares of our common stock, (ii) 480,000 shares of our common stock issuable upon the conversion of the warrants issued to the Selling Stockholder in May 2019, and (iii) 370,000 shares of our common stock issuable upon the conversion of the Series E Convertible Preferred Stock and the exercise of the September 2018 Warrants. The Selling Stockholder’s address is c/o Iroquois Capital Management LLC, 205 E.42nd St., 20th Fl., New York NY 10022. Iroquois Capital Management LLC has voting and dispositive power over the shares held by the Selling Stockholder.

(28)

Ownership of our common stock by the Selling Stockholder includes (i) 80,000 shares of common stock, (ii) 80,000 shares of our common stock issuable to the Selling Securityholder upon the exercise of the September 2018 Warrants, and (iii) an additional 450,800 shares beneficially owned by the Selling Stockholder which are held by the Selling Stockholder and other entities over which the Selling Stockholder has voting and dispositive power (See notes 15, 16 and 17 above). The Selling Stockholder’s address is 160 Riverside Blvd. Apt. 31D, New York, NY 10069. Andrew Arno have voting and dispositive power over the shares held by the Selling Stockholder.

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DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our Certificate of Incorporation authorizes the issuance of 300,000,000 shares of capital stock, 200,000,000 shares of which are designated as common stock, par value $0.001 per share, and 100,000,000 of which are designated as preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

As of September 5, 2019, we have (i) 13,215,124 shares of common stock issued and outstanding, (ii) one share of our Series A Preferred Stock issued and outstanding, (iii) no shares of our Series B Convertible Preferred Stock issued and outstanding, (iv) no shares of our Series C Preferred Stock issued and outstanding, (v) no shares of our Series D Convertible Preferred Stock issued and outstanding, (vi) 1,125,000 shares of our Series E Convertible Preferred Stock issued and outstanding, and (vii) 4,215 shares of our Series F Convertible Preferred Stock issued and outstanding.

Common Stock

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common shareholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Company’s board of directors are authorized, subject to any limitations prescribed by law, without further vote or action by its stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Below are brief descriptions of each series of preferred stock. These descriptions are qualified in their entirety by the Certificates of Designation that set forth the terms of each series and are included as exhibits to the registration statement that includes this prospectus.

Series A Preferred Stock

The Series A Preferred Stock has a stated value amount of One Dollar ($1) per share. The holder of the Series A Preferred Stock is not entitled to dividends of any kind. The Series A Preferred Stock is not convertible and does not have any rights with respect to liquidation preference upon the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary. The holder of our Series A Preferred Stock votes together with the holders of our common stock and has two (2) votes for every share of common stock deemed outstanding and entitled to a vote on all matters submitted to the shareholders. Therefore, the holder of our Series A Preferred Stock will have at least two-thirds of all votes on any matter to be voted upon by the shareholders.

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Series E Convertible Preferred Stock

On May 31, 2019, the Company filed a Certificate of Designations, Preferences and Rights of the Series E Convertible Preferred Stock (the “Certificate of Designations”) with the Nevada Secretary of State, designating 10,000,000 shares of preferred stock as Series E Convertible Preferred Stock. The following is only a summary of the Certificate of Designations and is qualified in its entirety by reference to the full text of the Certificate of Designation which is filed as Exhibit 3.7 to this Registration Statement and is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series E Convertible Preferred Stock designated shall be up to 10,000,000.

Dividends: Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series F Convertible Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series F Convertible Preferred Stock.

Liquidation: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Available Funds and Assets shall be distributed to shareholders in the following manner:

(i) The holders of each share of Series E Preferred Stock then outstanding shall be entitled to be paid, out of the funds and assets of the Corporation that may be legally distributed to the Corporation’s shareholders (“Available Funds and Assets”), and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of common stock or subsequent series of preferred stock, an amount per share equal to the $0.25 per share for each share of the Series E Convertible Preferred Stock plus all declared but unpaid dividends on the Series E Convertible Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series E Convertible Preferred Stock of their full preferential amount as described in this subsection, then all of the remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Series E Convertible Preferred Stock pro rata, according to the number of outstanding shares of Series E Convertible Preferred Stock held by each holder thereof;

(ii) If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series E Convertible Preferred Stock of their full preferential amounts described above, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock and Series E Convertible Preferred Stock pro rata according to the number and preferences of the shares of Common Stock and Series E Convertible Preferred Stock (as converted to Common Stock) held by such holders.

(iii) A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, and the Series E Convertible Preferred Stock shall be entitled only to (i) the right provided in any agreement or plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the General Corporation Law of the State of Nevada and (iii) the rights otherwise contained in the Certificate of Designations.

(iv) If any assets of the Corporation distributed to shareholders in connection with any liquidation, dissolution or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board.

Voting Rights. Except as otherwise provided herein or as otherwise required by law, each share of Series E. Convertible Preferred Stock shall be entitled to one hundred ( l00) votes on all matters to come before the Common Stock shareholders or shareholders generally. Notwithstanding the foregoing, each holder of Series E Convertible Stock will only be able to vote up to 4.99% (or, if the beneficial ownership limitation is increased hereunder, up to 9.99%) of all votes eligible to be cast on any matter to come before the Common Stock shareholder or shareholders generally. In addition, each share of Series E Convertible Preferred Stock shall be entitled to one (1) vote on matters that only the Series E Convertible Preferred Stockholders are entitled to vote upon, including those matters set forth in Section 8. The limitation in Section 7.2 does not apply to such a vote.

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Conversion. Each share of Series E Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the issuance of such shares, into one hundred (100) fully paid and nonassessable shares of Common Stock of the Corporation. Notwithstanding the foregoing, a holder may not exercise any portion of the Series F Convertible Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding common shares after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s Series F Convertible Preferred Stock up to 9.99% of the number of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series F Convertible Preferred Stock, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice to us.

Series F Convertible Preferred Stock

On July 31, 2019, the Company filed a Certificate of Designations, Preferences and Rights of the Series F Convertible Preferred Stock (the “Certificate of Designations”) with the Nevada Secretary of State, designating 4,500 shares of preferred stock as Series F Convertible Preferred Stock. The following is only a summary of the Certificate of Designations and is qualified in its entirety by reference to the full text of the Certificate of Designation which is filed as Exhibit 3.8 to this Registration Statement and is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series F Convertible Preferred Stock designated shall be up to 4,500. Each share of Series F Convertible Preferred Stock shall have a par value of $0.001 per share and a stated value equal to $1,000 (the “Stated Value”).

Dividends: Holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series F Convertible Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Series F Convertible Preferred Stock.

Liquidation: Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, if any, and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Series F Convertible Preferred Stock shall have no voting rights. However, as long as any shares of Series F Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series F Convertible Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Certificate of Designations) senior to, or otherwise pari passu with, the Series F Convertible Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series F Convertible Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

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Conversion Price. The conversion price for the Series F Convertible Preferred Stock shall equal $0.625, subject to adjustment herein (the “Conversion Price”); provided, however, in the event that the Reset Price is less than the then Conversion Price, then the Conversion Price shall be reduced to equal the Reset Price; provided, further, if the effectiveness of the initial registration statement occurs prior to the Liquidity Date and if the Registration Statement does not register all of the Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Holders and in the event that the Liquidity Market Price is less than the then Conversion Price, then the Conversion Price shall be further reduced to equal to Liquidity Market Price. Notwithstanding anything herein to the contrary, in no event shall the Conversion Price be reduced, to less than Floor Price, subject to adjustment, provided if the Reset Price or Liquidity Market Price is less than the Floor Price, the Conversion Price shall equal the Floor Price. Notwithstanding anything herein to the contrary, in the event that either the Effective Date or the Liquidity Date occurs, and thereafter for any reason the Holder is unable to sell any of the Registrable Securities (assuming cashless exercise of the Warrants) pursuant to a Registration Statement or exemption from registration under the Securities Act for at least 30 consecutive Trading Days without limitation, then additional resets shall occur hereunder following each resumption of the Holder’s ability to resell the Registrable Securities (each, a “Resumption Date”) until such time that a 30 consecutive Trading Day period is maintained and the Conversion Price shall be adjusted to equal the lesser of (i) the then effective Conversion Price and (ii) the greater of (A) 90% of the lowest VWAP during the three (3) Trading Days immediately following the applicable Resumption Date and (B) the Floor Price.

Exercisability. A holder may not exercise any portion of the Series F Convertible Preferred Stock to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or, upon election by a holder prior to issuance, 9.99%) of the outstanding common shares after exercise, except that upon notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding shares after exercising the holder’s Series F Convertible Preferred Stock up to 9.99% of the number of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series F Convertible Preferred Stock, provided that any increase in such beneficial ownership limitation shall not be effective until 61 days following notice to us.

Subsequent Equity Sales. If, at any time while the Series F Convertible Preferred Stock is outstanding, the Company, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced to equal the Base Conversion Price (subject to certain exceptions set forth in the Certificate of Designations).

Fundamental Transaction. If we consummate any merger, consolidation, sale or other reorganization event in which our common stock is converted into or exchanged for securities, cash or other property, or if we consummate certain sales or other business combinations, then following such event, the holders of the Series F Convertible Preferred Stock will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such event.

Warrants

As of September 5, 2019, the Company had outstanding warrants to purchase 4,475,198 shares of its common stock outstanding with various exercise prices and expiration dates.

Other than as set forth above, as of the date of this prospectus, we do not have any outstanding options, warrants, or other convertible securities.

Transfer Agent

The Company’s transfer agent is Island Stock Transfer with an address 15500 Roosevelt Blvd., Suite 301 Clearwater, FL 33760.

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Indemnification of Directors and Officers

Section 4 of our Articles of Incorporation provides that, to the fullest extent permitted by Section 78 of the Nevada Revised Statutes, as the same may be amended and supplemented, the directors of the corporation are not personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, but may be personally liable for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of NRS 78.300, as amended. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Section 5 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the Company.

Article IX of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the Company.

The indemnification provisions in our Articles of Incorporation and Bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on OTCQB or the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;

•	block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker‑dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker‑dealers engaged by the Selling Stockholders may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for the Company by Sheppard, Mullin, Richter & Hampton LLP, New York, NY.

EXPERTS

The financial statements as of and for the years ended December 31, 2018 and 2017 have been audited by BMKR, LLP, 1200 E Veterans Memorial Hwy #350, Happague, NY 11788, an independent registered public accounting firm as set forth in their report and are included in reliance upon such report given as authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company has filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the Company and the securities being offered under this prospectus, please refer to the complete registration statement and the exhibits and schedules filed as a part of the registration statement.

You may read and copy the registration statement, as well as the Company’s reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s Internet site can be found at http://www.sec.gov. The Company maintains a website at http://guardionhealth.com/sec-filings/. You may access its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the Company website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, the Company’s website is not incorporated by reference in, and is not part of, this prospectus.

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F-1

Iconic Brands, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2019	2018
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$298,520	$191,463
Accounts receivable	82,263	113,506
Inventory	192,486	258,270
Prepaid expenses	2,266	-
Total current assets	575,535	563,239

Right-of-use asset	78,387	-
Leasehold improvements	5,000	-
Goodwill	1,450,000
Total assets	$2,108,922	$563,239

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Current portion of operating lease liability	$48,060	$-
Accounts payable and accrued expenses	1,447,781	1,311,475
Loans payable to officer and affiliated entities-non interest bearing and due on demand	28,669	28,091
Notes payable	250,000	-

Total current liabilities	1,774,510	1,339,566

Non-current portion of operating lease liability	30,327	-

Derivative liability on warrants	-	2,261,039

Total liabilities	1,804,837	3,600,605

Commitments and contingencies (Note 12)

Stockholders’ equity (deficiency):
Preferred stock, $.001 par value; authorized 100,000,000 shares:
Series A, 1 and 1 share issued and outstanding, respectively	1	1
Series C, 0 and 1,000 shares issued and outstanding, respectively	-	1
Series D, 0 and 10 shares issued and outstanding, respectively	-	-
Series E, 7,167,116 and 6,602,994 shares issued and outstanding, respectively	7,167	6,603

Common stock, $.001 par value; authorized 2,000,000,000 shares, 12,093,874 and 5,440,312 shares issued and outstanding respectively	12,094	5,440

Common stock to be issued to Escrow Agent, $.001 par value; 0 and 534,203 shares, respectively	-	534

Additional paid-in capital	21,634,034	18,798,438

Accumulated deficit	(20,333,818)	(21,233,083)

Total Iconic Brands, Inc. stockholders’ equity (deficiency)	1,319,478	(2,422,066)

Noncontrolling interests in subsidiaries and variable interest	(1,015,393)	(615,300)

Total stockholders’ equity (deficiency)	304,085	(3,037,366)

Total liabilities and stockholders’ equity (deficiency)	$2,108,922	$563,239

See notes to consolidated financial statements.

F-2

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended June 30,	Ended June 30,	Ended June 30,	Ended June 30,
	2019	2018	2019	2018

Sales	$145,294	$143,551	$267,207	$205270
Cost of Sales	68,806	81,844	150,241	119,252
Gross profit	76,488	61,707	116,966	86,018

Operating expenses:
Officers compensation	103,750	3,207	289,500	3,207
Professional and consulting fees	418,566	59,121	867,085	71,407
Royalties	78,279	(75,002)	153,467	(68,412)
Special promotion program with customer	-	-	-	597,138
Marketing and advertising	37,414	192,740	83,881	252,055
Occupancy costs	27,932	36,696	55,555	80,494
Travel and entertainment	79,445	68,986	143,714	109,301
Other	110,605	73,309	285,631	103,562

Total operating expenses	855,991	359,057	1,878,833	1,148,752

Income (loss) from operations	(779,503)	(297,350)	(1,761,867)	(1,062,734)

Other income (expense):
Income (expense) from derivative liability	-	(321,017)	-	405,848
Interest expense	-	(10,139)	-	(19,560)
Amortization of debt discounts	-	(50,055)	-	(101,711)
Other expense	-	(1,119)	-	-

Total other income (expense) - net	-	(382,330)	-	284,577

Net income (loss)	(779,503)	(679,680)	(1,761,867)	(778,157)

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	90,396	91,352	400,093	439,099

Net income (loss) attributable to Iconic Brands, Inc.	$(689,107)	$(588,328)	$(1,361,774)	$(339,058)

Net income (loss) per common share:
Basic and diluted	$(0.07)	$(0.10)	$(0.16)	$(0.05)

Weighted average common shares outstanding and to be issued to Escrow Agent:
Basic and diluted	10,543,700	6,118,124	8,351,552	6,224,791

See notes to consolidated financial statements.

F-3

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating Activities:
Net income (loss) attributable to Iconic Brands, Inc.	$(1,361,774)	$(339,058)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net income (loss) attributable to noncontrolling interests in subsidiaries and variable interest entity	(400,093)	(439,099)
Note payable to consultant issued February 7, 2019 and charged to consulting fees	50,000	-
Stock-based consulting fees	775,700	23,250
Expense (income) from derivative liability	-	(405,848)
Amortization of debt discounts	-	101,711
Changes in operating assets and liabilities:
Accounts receivable	31,243	117,381
Inventory	65,784	(146,940)
Prepaid expenses	(2,266)	5,000
Accounts payable and accrued expenses	136,385	(241,029)
Accrued interest payable	-	19,560

Net cash used in operating activities	(705,021)	(1,305,072)

Investing Activities:
Leasehold improvements	(5,000)	-
Net cash used in investting activities	(5,000)	-

Financing Activities :
Proceeds from sale of Series E Preferred Stock and warrants	509,300	300,000
Proceeds from exercise of warrants	307,200
Loans payable to officer and affiliated entity	578	62,107

Net cash provided by financing activities	817,078	362,107

Increase (decrease) in cash and cash equivalents	107,057	(942,965)

Cash and cash equivalents, beginning of period	191,463	1,237,432

Cash and cash equivalents, end of period	$298,520	$294,467

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH INVESTING AND FINANCING
ACTIVITIES:

Issuance of common stock to Escrow Agent in connection with Settlement Agreement and Amended Settlement Agreement	$534	$344,922

Series E Preferred Stock to be issued in exchange for common stock pursuant to Share Exchange Agreement dated May 21, 2018	$-	$120,000

Issuance of common stock in exchange for surrender of Series C and Series D Preferred Stock	$2,000	$-

Issuance of common stock in exchange for Series E Preferred Stock on April 23, 2019 and May 17, 2019	$589	$-

Issuance of common stock and note payable in connection with acquisition of 51% of Green Grow Farms, Inc.	$1,450,000	$-

See notes to consolidated financial statements

F-4

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders Equity (Deficiency)

(Unaudited)

	Series A Preferred Stock$.001 par		Series C Preferred Stock $.001 par		Series D Preferred Stock $.001 par		Series E Preferred Stock $.001 par		Common Stock $.001 par		Common Stock to be issued to Escrow Agent $0.001 par		Additional Paid-in	Noncontrolling Interests in Subsidiaries and Variable Interest	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Entity	Deficit	Total
Six Months Ended June 30, 2019
Balances, January 1, 2019 (as previously reported)	1	$1	1,000	$1	10	$-	6,602,994	$6,603	5,440,312	$5,440	534,203	$534	$18,798,438	$(615,300)	$(21,233,083)	$(3,037,366)

Cumulative effect adjustment relating to reduction of derivative liability on warrants, pursuant to ASU 2017-11	-	-	-	-	-	-	-	-	-	-	-	-	-	-	2,261,039	2,261,039

Balance, January 1, 2019 (as adjusted)	1	1	1,000	1	10	-	6,602,994	6,603	5,440,312	5,440	534,203	534	18,798,438	(615,300)	(18,972,044)	(776,327)

Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	534,203	534	(534,203)	(534)	-	-	-	-

Sale of Series E Preferred Stock and warrants in connection with Securities Purchase Agreement dated September 27, 2018	-	-	-	-	-	-	1,362,520	1,363	-	-	-	-	339,267	-	-	340,630

Issuance of common stock in connection with Settlement and Release Agreement dated Febuary 7, 2019	-	-	-	-	-	-	-	-	120,000	120	-	-	91,080	-	-	91,200

Issuance of common stock in connection with Business Development Agreement dated March 15, 2019	-	-	-	-	-	-	-	-	150,000	150	-	-	199,350	-	-	199,500

Issuance of common stock in exchange for the surrender of Series C Preferred Stock on March 27, 2019	-	-	(1,000)	(1)	-	-	-	-	1,000,000	1,000	-	-	(999)		-	-

Issuance of common stock in exchange for the surrender of Series D Preferred Stock on March 27, 2019	-	-	-	-	(10)	-	-	-	1,000,000	1,000	-	-	(1,000)	-	-	-

Adjustment													(1)		258	257
Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	(309,697)	(672,667)	(982,364)

Balance, March 31, 2019	1	1	-	-	-	-	7,965,514	7,966	8,244,515	8,244	-	-	19,426,135	(924,997)	(19,644,453)	(1,127,104)

Sale of Series E Preferred Stock and warrants in connection with Securities Purchase Agreement dated September 27, 2018	-	-	-	-	-	-	675,000	675	-	-	-	-	168,075	-	-	168,750

F-5

	Series A Preferred Stock$.001 par		Series C Preferred Stock $.001 par		Series D Preferred Stock $.001 par		Series E Preferred Stock $.001 par		Common Stock $.001 par		Common Stock to be issued to Escrow Agent $0.001 par		Additional Paid-in	Noncontrolling Interests in Subsidiaries and Variable Interest	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Entity	Deficit	Total
Issuance of common stock in exchange for Series E Preferred Stock on April 23, 2019 and May 17, 2019	-	-	-	-	-	-	(1,473,398)	(1,473)	589,359	589	-	-	884	-	-	-

Exercise of warrants at $0.32 per share pursuant to Warrant Exercise Agreements dated May 9, 2019	-	-	-	-	-	-	-	-	960,000	960	-	-	306,240	-	-	307,200

Issuance of common stock in connection with Share Exchange Agreement dated April 17, 2019	-	-	-	-	-	-	-	-	2,000,000	2,000	-	-	1,248,000	-	-	1,250,000

Issuance of common stock in connection with Consulting Agreement dated April 15, 2019	-	-	-	-	-	-	-	-	50,000	50	-	-	94,950	-	-	95,000

Issuance of common stock in connection with Consulting Agreement dated May 23, 2019	-	-	-	-	-	-	-	-	250,000	250	-	-	389,750	-	-	390,000
Adjustment															(258)	(258)
Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	(90,396)	(689,107)	(779,503)

Balance, June 30, 2019	1	$1	-	$-	-	$-	7,167,116	$7,167	12,093,874	$12,094	-	$-	$21,634,034	$(1,015,393)	$(20,333,818)	$304,085

Six Months Ended June 30, 2018
Balance, January 1, 2018	1	$1	1,000	$1	10	$-	-	$-	4,417,567	$4,417	1,913,890	$1,914	$15,760,206	$78,064	$(17,075,829)	$(1,231,226)

Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	446,240	446	(446,240)	(446)	-	-	-	-

Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	(347,747)	349,602	1,855

Balance , March 31, 2018	1	1	1,000	1	10	-	-	-	4,863,807	4,863	1,467,650	1,468	15,760,206	(269,683)	(16,726,227)	(1,229,371)

Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	933,447	934	(933,447)	(934)	-	-	-	-

Sales of Series E Preferred Stock and warrants	-	-	-	-	-	-	1,200,000	1,200	-	-	-	-	298,800	-	-	300,000

Share Exchange Agreement dated May 21, 2018	-	-	-	-	-	-	1,200,000	1,200	(480,000)	(480)	-	-	(720)	-	-	-

Warrants issued to law firm for services	-	-	-	-	-	-	-	-	-	-	-	-	23,250	-	-	23,250

Net income (loss)	-	-	-	-	-	-	-	-	-	-	-	-	-	(91,352)	(688,660)	(780,012)

Balance at June 30, 2018	1	$1	1,000	$1	10	$-	2,400,000	$2,400	5,317,254	$5,317	534,203	$534	$16,081,536	$(361,035)	$(17,414,887)	$(1,686,133)

See Notes to consolidated financial statements

F-6

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

1. ORGANIZATION AND NATURE OF BUSINESS

Iconic Brands, Inc., formerly Paw Spa, Inc. (“Iconic Brands” or “Iconic”), was incorporated in the State of Nevada on October 21, 2005. Effective December 31, 2016, Iconic closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC (“BiVi”), the brand owner of “BiVi 100 percent Sicilian Vodka,” and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC (“Bellissima”), the brand owner of Bellissima sparkling wines. These transactions involved entities under common control of the Company’s chief executive officer and represented a change in reporting entity. The financial statements of the Company have been retrospectively adjusted to reflect the operations at BiVi and Bellissima from their inception.

BiVi was organized in Nevada on May 4, 2015. Bellissima was organized in Nevada on November 23, 2015.

Reverse Stock Split

Effective January 18, 2019, the Company effectuated a 1 share for 250 shares reverse stock split which reduced the issued and outstanding shares of common stock at December 31, 2018 from 1,359,941,153 shares to 5,440,312 shares. The accompanying financial statements have been retrospectively adjusted to reflect this reverse stock split.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

The consolidated financial statements include the accounts of Iconic, its three 51% owned subsidiaries BiVi, Bellissima, and Green Grow Farms Inc. (“Green Grow”), and United Spirits, Inc., a variable interest entity of Iconic (see Note 5) (collectively, the “Company”). All inter-company balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is carried at face value less any unamortized debt discounts.

F-7

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with original maturities of ninety days or less to be cash equivalents.

(e) Accounts Receivable, Net of Allowance for Doubtful Accounts

The Company extends unsecured credit to customers in the ordinary course of business but mitigates risk by performing credit checks and by actively pursuing past due accounts. The allowance for doubtful accounts is based on customer historical experience and the aging of the related accounts receivable. At June 30, 2019 and December 31, 2018, the allowance for doubtful accounts was $18,168 and $0, respectively.

(f) Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items. Inventory at June 30, 2019 and December 31, 2018 consists of cases of BiVi Vodka and cases of Bellissima sparkling wines purchased from our Italian suppliers.

(g) Revenue Recognition

In May 2014, the FASB issued ASU 2014-09 “Revenue from Contracts with Customers” (Topic 606) which establishes revenue recognition standards. ASU 2014-19 was effective for annual reporting periods beginning after December 15, 2017. We adopted ASU 2014-09 effective January 1, 2018. ASU 2014-09 has not had a significant effect on the Company’s financial position and results of operations.

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred. Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders. Collectability criteria are satisfied through credit approvals. Delivery criteria are satisfied when the products are shipped to a customer and title and risk of loss passes to the customer in accordance with the terms of sale. The Company has no obligation to accept the return of products sold other than for replacement of damaged products. Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.

(h) Shipping and Handling Costs

Shipping and handling costs to deliver product to customers are reported as operating expenses in the accompanying statements of operations. Shipping and handling costs to purchase inventory are capitalized and expensed to cost of sales when revenue is recognized on the sale of product to customers.

F-8

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

(i) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation”. For the six months ended June 30, 2019 and 2018, stock-based compensation was $775,700 and $23,250, respectively.

(j) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(k) Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding and to be issued to Escrow Agent (see Note 10) during the period of the financial statements.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and to be issued to Escrow Agent (see Note 10) and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

(l) Recently Issued Accounting Pronouncements

Effective January 1, 2019, we adopted ASU 2016-2 (Topic 842) which establishes a new lease accounting model for lessees. Under the new guidance, lessees are required to recognize right of use assets and liabilities for most leases having terms of 12 months or more. We adopted this new accounting guidance using the effective date transition method, which permits entities to apply the new lease standards using a modified retrospective transition approach at the date of adoption. As such, historical periods will continue to be measured and presented under the previous guidance while current and future periods are subject to this new accounting guidance. Upon adoption we recorded a $100,681 right-of-use asset related to our one operating lease (see Note 12 F) and a $100,681 lease liability.

F-9

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted. Accordingly, effective January 1, 2019, the Company has reflected a $2,261,039 reduction of the derivative liability on warrants (see Note 9) and a $2,261,039 cumulative effect adjustment reduction of accumulated deficit.

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

(m) Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained significant net losses which have resulted in an accumulated deficit at June 30, 2019 of $20,333,818 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The management of the Company has developed a strategy which it believes will accomplish this objective through additional equity investments which will enable the Company to continue operations for the coming year. However, there is no assurance that these objectives will be met. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

3. INVESTMENT IN BIVI LLC

On May 15, 2015, Iconic entered into a Securities Exchange Agreement by and among the members of BiVi LLC, a Nevada limited liability company (“BiVi”), under which Iconic acquired a 51% majority interest in BiVi in exchange for the issuance of (a) 4,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock.

Prior to May 15, 2015, BiVi was beneficially owned and controlled by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic Brands, Inc.

4. INVESTMENT IN BELLISSIMA SPIRITS LLC

On December 13, 2016, Iconic entered into a Securities Purchase Agreement with Bellissima Spirits LLC (“Bellissima”) and Bellissima’s members under which Iconic acquired a 51% majority interest in Bellissima in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock. Each share of Iconic Series D Convertible Preferred Stock was convertible into the equivalent of 5.1% of Iconic common stock issued and outstanding at the time of conversion.

Prior to December 13, 2016, Bellissima was controlled by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic.

F-10

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

5. UNITED SPIRITS, INC.

United Spirits, Inc. (“United”) is owned and managed by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic. United provides distribution services for BiVi and Bellissima (see Note 12)and is considered a variable interest entity (“VIE”) of Iconic. Since Iconic has been determined to be the primary beneficiary of United, we have included United’s assets, liabilities, and operations in the accompanying consolidated financial statements of Iconic. Summarized financial information of United follows:

	June 30,	December 31,
	2019	2018
Balance Sheets:

Cash and cash equivalents	$26,694	$38,793
Intercompany receivable from Iconic (A)	133,394	204,461
Right-of-use asset	78,387	-
Total assets	$238,475	$243,254

Accounts payable and accrued expense	$196,950	$11,338
Loans payable to officer and affiliated entity	71,115	71,037
Intercompany payable to Bellissima (A)	297,787	335,257
Intercompany payable to BiVi (A)	66,876	56,854
Operating lease liability	78,387	-
Total Liabilities	711,115	474,487
Noncontrolling interest in VIE	(472,640)	(231,333)
Total liabilities and stockholders’ deficiency	$238,475	$243,153

	Six months ended June 30,
Statements of operations:	2019	2018

Intercompany distribution income (A)	$4,542	$3,619

Royalty expense	127,500	-
Officers' compensation	82,000	-
Other operating expenses- net	36,450	9,044
Total operating expenses	245,950	9,044
Net income (loss)	$(241,408)	$(5,425)

(A)    Eliminated in consolidation

F-11

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

6. GOODWILL AND ACQUISITION OF 51% OF GREEN GROW FARMS, INC.

On May 9, 2019, Iconic closed on a Share Exchange Agreement (the “Agreement”) with Green Grow Farms, Inc. (“Green Grow”) and NY Farms Group Inc. (“NY Farms”). Pursuant to the Agreement, Iconic acquired a 51% equity interest in Green Grow in exchange for (i) cash consideration of $200,000 (which was paid on July 24, 2019), and (ii) 2,000,000 shares of Company common stock. In addition, the Company has agreed to issue up to an additional 6,000,000 shares based upon gross revenues reached by Green Grow (at a rate of 120,000 shares per $1,000,000 of gross revenues up to a maximum of $50,000,000) within 36 months of the Closing. The $1,450,000 total consideration (i.e., the $200,000 note payable plus the $1,250,000 fair value of the 2,000,000 shares of Iconic common stock) of the acquisition over the $0 identifiable net assets of Green Grow at May 9, 2019 has been recognized as goodwill.

Green Grow was incorporated in New York on February 28, 2019 and has had no revenues since inception. On June 6, 2019, Green Grow was granted a license by New York State to grow hemp. On June 11, 2019, Green Grow signed a Sublease Agreement and Operating Agreement with Romanski Farms, Inc. to use certain real property in Baiting Hollow, New York to plant and grow hemp for CBD extraction. The lease has a term of one year and provides for monthly rent of $1,133 to be paid by Green Grow.

7. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of:

	June 30, 2019	December 31, 2018
Accounts payable	$81,822	$175,405
Accrued officers compensation	1,018,750	811,250
Accrued royalties	300,508	174,985
Other	46,701	149,835
Total	$1,447,781	$1,311,475

F-12

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

8. DEBT

Effective October 4, 2018, the then remaining debt and accrued interest thereon was satisfied through (1) the issuance of a total of 2,077,994 shares of our Series E convertible preferred stock (which are convertible into a total of 831,198 shares of common stock) plus warrants to acquire 831,198 shares of our common stock (for $519,499 debt and accrued interest), (2) the issuance of a total of 122,510 shares of our common stock (for $76,569 debt and accrued interest), and (3) cash (for $90,296 debt and accrued interest).

At June 30, 2019, notes payable consist of:

Amount due New York Farms Group Inc. pursuant to Share Exchange Agreement dated April 17, 2019 (closed May 9, 2019) relating to the acquisition of 51% of Green Grow Farms, Inc. (paid July 24, 2019)	$200,000
Amount due to a former Bellissima consultant pursuant to a Settlement and Release Agreement dated February 7, 2019, due December 31, 2019	50,000
Total	$250,000

9. DERIVATIVE LIABILITY ON CONVERTIBLE DEBT

In September 2018, the then Company entered into Securities Exchange Agreements and other agreements with holders of all convertible debt then outstanding to have such debt satisfied (which occurred effective October 4, 2018 – see Note 8). Accordingly, the Company reduced the then derivative liability from $255,294 at September 30, 2018 to $0.

10. DERIVATIVE LIABILITY ON WARRANTS

From September 2017 to November 2017, in connection with the sale of a total of 480,000 shares of common stock (see Note 11), the Company issued a total of 480,000 Common Stock Purchase Warrants (the “Warrants”) to the respective investors. The Warrants were exercisable into ICNB common stock at a price of $2.50 per share, were to expire five years from date of issuance, and contained “down round” price protection.

Effective May 21, 2018, in connection with the sale of a total of 120,000 shares of Series E Preferred Stock (see Note 11), the Company issued a total of 480,000 Warrants to four investors. These warrants were exercisable into ICNB common stock at a price of $2.50 per share, were to expire five years from date of issuance, and contained “down round” price protection.

The down round provision of the above Warrants required a reduction in the exercise price if there were future issuances of common stock equivalents at a lower price than the $2.50 exercise price of the Warrants. Accordingly, we recorded the $2,261,039 fair value of the Warrants at December 31, 2018 as a derivative liability. The $1,565,039 increase in the fair value of the derivative liability from $696,000 at December 31, 2017 to $2,261,039 at December 31, 2018 was charged to expense from derivative liability.

F-13

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

Assumptions used to calculate the fair value of the Warrants at December 31, 2018 include (1) stock price of $0.95 per share, (2) exercise prices from $0.625 to $2.50 per share, (3) terms ranging from 2.25 years to 4.5 years, (4) expected volatility of 148%, and (5) risk free interest rates range from 2.46% to 2.51%.

Effective January 1, 2019 (see Note 2), the Company adopted ASU 2017-11 and reduced the $2,261,039 derivative liability on warrants at December 31, 2018 to $0 and recognized a $2,261,039 cumulative effect adjustment reduction of accumulated deficit.

11. CAPITAL STOCK

Preferred Stock

The one share of Series A Preferred Stock, which was issued to Richard DeCicco on June 10, 2009, entitles the holder to two votes for every share of Common Stock Deemed Outstanding and has no conversion or dividend rights.

The 1000 shares of Series C Preferred Stock, which were issued to Richard DeCicco on May 15, 2015 pursuant to the Securities Exchange Agreement (see Note 3) for the Company’s 51% investment in BiVi, entitled the holder in the event of a Sale (as defined) to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to 76.93% of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to this Series C Preferred Stock. Effective March 27, 2019, pursuant to a Preferred Stock Exchange Agreement, Mr. DeCicco exchanged the 1,000 shares of Series C Preferred Stock for 1,000,000 shares of Company common stock.

The 10 shares of Series D Preferred Stock, which were issued to Richard DeCicco and Roseann Faltings (5 shares each) on December 13, 2016 pursuant to the Securities Purchase Agreement (See Note 4) for the Company’s 51% investment in Bellissima, entitled the holders to convert each share of Series D Preferred Stock to the equivalent of 5.1% of the common stock issued and outstanding at the time of conversion. Effective March 27, 2019, pursuant to a Preferred Stock Exchange Agreement, Mr. DeCicco and Ms. Faltings exchanged the 10 shares of Series D Preferred Stock for 1,000,000 shares of Company common stock (500,000 shares each).

Effective May 21, 2018, the Company entered into a Share Purchase Agreement with the four investors who purchased 480,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. The Exchange Agreement provided for the exchange of the 480,000 shares of common stock for 1,200,000 shares of Series E Preferred stock. Each share of Series E Preferred Stock is convertible into 0.4 shares of common stock, is entitled to 0.4 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

Also effective May 21, 2018, the Company sold a total of 1,200,000 shares of Series E Preferred Stock and 480,000 warrants to the four investors referred to in the preceding paragraph for $300,000 cash pursuant to an Amendment No. 1 to Securities Purchase Agreement.

Effective October 4, 2018, the Company closed on the first tranche of the Securities Purchase Agreement dated September 27, 2018 with nine (9) accredited investors for the sale of an aggregate of 4,650,000 shares of our Series E convertible preferred stock and warrants to acquire 1,860,000 shares of our common stock (at an exercise price of $1.25 per share for a period of five years) for gross proceeds of $1,162,500. The first tranche sale was for 1,550,000 shares of our Series E Preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500.

F-14

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

As a condition to the closing at the first tranche, the Company entered into Securities Exchange Agreements with holders of convertible notes totaling $519,499 who exchanged their convertible notes for an aggregate of 2,077,994 shares of our Series E Preferred stock plus warrants to acquire 831,198 shares of our common stock. Also, holders of convertible notes totaling $76,569 exchanged their notes for an aggregate of 122,510 shares of our common stock and holders of convertible notes totaling $90,296 were paid off with cash.

On November 30, 2018 and December 20, 2018, the Company received two payments of $71,875 and $71,875 respectively (totaling $143,750) in exchange for 287,500 and 287,500 shares of Series E Preferred Stock (totaling 575,000 shares) respectively at $0.25 per share. These payments represented advance payments in connection with the second tranche of the Securities Purchase Agreement dated September 27, 2018 which closed February 7, 2019.

Effective February 7, 2019, the Company closed on the second tranche of the Securities Purchase Agreement dated September 27, 2018. The Company received the remaining $243,750 (of the $387,500 total second tranche proceeds) and issued the investors the remaining total of 975,000 shares of Series E Preferred Stock (of the 1,550,000 total second tranche shares) and warrants to acquire 620,000 shares of our common stock.

On February 12, 2019 and March 18, 2019, the Company received two payments of $71,880 and $25,000 respectively (totaling $96,880) in exchange for 287,520 and 100,000 shares of Series E Preferred Stock (totaling 387,520 shares) respectively at $0.25 per share. These payments represent advance payments in connection with the third tranche of the Securities Purchase Agreement dated September 27, 2018. The third tranche of $387,500 is expected to occur when certain closing conditions are satisfied.

On April 25, 2019 and June 4, 2019, the Company received payments of $71,875 and $96,875 respectively (totaling $168,750) in exchange for 287,500 and 387,500 shares of Series E Preferred Stock (totaling 675,000 shares) respectively at $0.25 per share. These payments represent advance payments in connection with the third tranche of the Securities Purchase Agreement dated September 27, 2018. The third tranche of $387,500 is expected to occur when certain closing conditions are satisfied.

On April 23, 2019, a stockholder converted 673,398 shares of Series E Preferred Stock into 269,359 shares of Iconic common stock.

On May 17, 2019, a stockholder converted 800,000 shares of Series E Preferred Stock into 320,000 shares of Iconic common stock.

Common Stock

On March 28, 2017, the Company executed a Settlement Agreement and Release (the “Settlement Agreement”) with 4 holders of convertible notes payable. Notes payable and accrued interest totaling $892,721 were satisfied through the Company’s agreement to irrevocably reserve a total of 1,931,707 shares of its common stock and to deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

F-15

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

On May 5, 2017, the Company executed an Amended Settlement Agreement and Release (the “Amended Settlement Agreement”) replacing the Settlement Agreement and Release dated March 28, 2017 (see preceding paragraph). The Amended Settlement Agreement is with 5 holders of convertible notes payable (the 4 holders who were parties to the Settlement Agreement and Release dated March 28, 2017 and one additional holder) and provided for the satisfaction of notes payable and accrued interest totaling $1,099,094 (a $206,373 increase from the $892,721 amount per the Settlement Agreement and Release dated March 28, 2017) through the Company’s agreement to irrevocably reserve a total of 2,452,000 shares of its common stock (a 520,293 shares increase from the 1,931,707 shares per the Settlement Agreement and Release dated March 28, 2017) and deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

In the quarterly period ended June 30, 2017, the Company issued an aggregate of 284,777 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. In the quarterly period ended September 30, 2017, the Company issued an aggregate of 253,333 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

From September 2017 to November 2017, pursuant to a Securities Purchase Agreement dated October 27, 2017 (the “SPA”), the Company issued a total of 480,000 shares of its common stock and 480,000 warrants to four investors for a total of $300,000 cash. The Warrants are exercisable into ICNB common stock at a price of $2.50 per share, expire five years from date of issuance, and contain “down round” price protection (see Note 10).

On January 2, 2018, the Company issued 103,447 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 19, 2018, the Company issued 216,127 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On March 14, 2018, the Company issued 126,667 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 5, 2018, the Company issued 172,000 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 9, 2018, the Company issued 280,296 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 12, 2018, the Company issued 481,151 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On August 14, 2018, the Company issued 51,938 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $32,461.

F-16

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

On September 7, 2018, the Company issued 70,572 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $44,108.

Effective May 21, 2018, the Company entered into a Share Purchase Agreement with the four investors who purchased 480,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. The Exchange Agreement provided for the exchange of the 480,000 shares of common stock for 1,200,000 shares of Series E Preferred stock. Each share of Series E Preferred Stock is convertible into 0.4 shares of common stock, is entitled to 0.4 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

On January 16, 2019, the Company issued 436,125 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 24, 2019, the Company issued 98,078 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. This issuance completed the Company’s obligation to deliver shares of our common stock to the Escrow Agent.

On February 7, 2019, the Company agreed to issue 120,000 shares of its common stock (issued April 18, 2019) and a $50,000 note payable due December 31, 2019 to a former Bellissima consultant pursuant to a Settlement and Release Agreement. The $141,200 total fair value of the note ($50,000) and the 120,000 shares of common stock ($91,200) was expensed as consulting fees in the three months ended June 30, 2019.

On March 15, 2019, the Company agreed to issue 150,000 shares of its common stock (issued April 8, 2019) to a consulting firm entity pursuant to a Business Development Agreement. The $199,500 fair value of the 150,000 shares of common stock was expensed as consulting fees in the three months ended June 30, 2019.

On March 27, 2019, the Company issued 1,000,000 shares of its common stock to Chief Executive Officer Richard DeCicco in exchange for the surrender of the 1,000 shares of Series C Preferred Stock owned by Mr. DeCicco.

On March 27, 2019, the Company issued a total of 1,000,000 shares of its common stock (500,000 shares to Chief Executive Officer Richard DeCicco; 500,000 shares to Vice President Roseann Faltings) in exchange for the surrender of the 5 shares each of Series D Preferred Stock owned by Mr. DeCicco and Ms. Faltings.

Effective April 15, 2019 the Company issued 50,000 shares of its common stock to a consulting firm entity pursuant to a Consulting Agreement. The $95,000 fair value of the 50,000 shares of Iconic common stock was expensed as consulting fees in the three months ended June 30, 2019.

On April 23, 2019, a stockholder converted 673,398 shares of Series E Preferred Stock into 269,359 shares of Iconic common stock.

On May 8, 2019, Iconic executed Warrant Exercise Agreements with four holders of Company warrants. The holders exercised a total of 960,000 warrants at an agreed price of $0.32 per share and paid the Company a total of $307,200. Pursuant to the Warrant Exercise Agreements, the holders were issued a total of 1,920,000 New Warrants which are exercisable into Company common stock at a price of $2.25 per share for a period of five years.

F-17

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

On May 9, 2019, Iconic closed on a Share Exchange Agreement (the “Agreement”) with Green Grow Farms, Inc. (“Green Grow”) and NY Farms Group Inc. (“NY Farms”). Pursuant to the Agreement, Iconic acquired a 51% equity interest in Green Grow in exchange for (i) cash consideration of $200,000 (which was paid on July 24, 2019), and (ii) 2,000,000 shares of Company common stock. In addition, the Company has agreed to issue up to an additional 6,000,000 shares based upon gross revenues reached by Green Grow (at a rate of 120,000 shares per $1,000,000 of gross revenues up to a maximum of $50,000,000) within 36 months of the Closing. The $1,450,000 total consideration (i.e., the $200,000 note payable plus the $1,250,000 fair value of the 2,000,000 shares of Iconic common stock) of the acquisition over the $0 identifiable net assets of Green Grow at May9, 2019 has been recognized as goodwill (see Note 6).

On May 17, 2019, a stockholder converted 800,000 shares of Series E Preferred Stock into 320,000 shares of Iconic common stock.

Effective May 23, 2019, the Company issued 250,000 shares of its common stock to a consulting firm entity pursuant to a Consulting Agreement. The $390,000 fair value of the 250,000 shares of Iconic common stock was expensed as consulting fees in the three months ended June 30, 2019.

Warrants

A summary of warrants activity for the period January 1, 2017 to June 30, 2019 follows:

Common shares Equivalent
Balance, January 1, 2017	-
Issued in year ended December 31, 2017	534,000

Balance, December 31, 2017	534,000
Issued in year ended December 31, 2018	2,361,198

Balance, December 31, 2018	2,895,198
Issued in the three months ended March 31, 2019	620,000

Balance, March 31, 2019
3,515,198
Exercise of warrants in connection with Warrant
Exercise Agreements dated May 8, 2019	(960,000)

Issuance of New Warrants in connection with
Warrant Exercise Agreements dated May 8, 2019	1,920,000

Balance, June 30, 2019	4,475,198

F-18

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

Issued and outstanding warrants at June 30, 2019 consist of:

Year Granted	Number Common Shares Equivalent	Exercise Price Per Share	Consist of Expiration Date
2017	54,000	$2.50	June 22, 2022 to June 30, 2022
2018	400,000	$0.625	March 28, 2021
2018	30,000	$2.50	May 21, 2023
2018	831,198	$1.25	September 20, 2023
2018	620,000	$1.25	September 20, 2023
2019	620,000	$1.25	February 7, 2024
2019	1,920,000	$2.25	May 8,2024

Total	4,475,198

* - Substantially all of the warrants will be repriced to $0.625 per share as a result of the Series F Preferred Stock financing, which closed on August 2, 2019 (see Note 14).

In connection with the Company’s issuance of a total of $135,019 convertible notes payable in the three months ended June 30, 2017, the Company issued a total of 54,000 Common Stock Purchase Warrants (the ‘Warrants”) to the respective lenders. The Warrants are exercisable into ICNB common stock at a price of $2.50 per share and expire at dates ranging from June 22, 2022 to June 30, 2022.

As discussed in Note 9, the Company issued a total of 480,000 warrants to four investors from September 2017 to November 2017. The Warrants were exercisable into ICNB common stock at a price of $2.50 per share and were to expire five years from date of issuance.

Effective March 28, 2018, the Company issued 400,000 warrants to a lawyer for services rendered. The warrants are exercisable into ICNB common stock at a price of $0.625 per share and expire three years from date of issuance. The $250,000 fair value of the warrants was expensed in the three months ended June 30, 2018.

Effective May 21, 2018, the Company issued 30,000 warrants to a law firm for services rendered. The warrants are exercisable into ICNB common stock at a price of $2.50 per share and expire five years from date of issuance. The $23,250 fair value of the warrants was expensed in the three months ended June 30, 2018.

As discussed in Preferred Stock above, the Company issued a total of 480,000 warrants to four investors effective May 21, 2018 in connection with the sale of 1,200,000 shares of Series E Preferred stock for $300,000 cash. These warrants were exercisable into ICNB common stock at a price of $2.50 per share and were to expire five years from date of issuance.

Effective October 4, 2018, the remaining debt (see Note 8) and accrued interest thereon was satisfied through (1) the issuance of a total of 2,077,994 shares of our Series E convertible preferred stock (which are convertible into a total of 831,198 shares of common stock) plus warrants to acquire 831,198 shares of our common stock (for $519,499 debt and accrued interest), (2) the issuance of a total of 122,510 shares of our common stock (for $76,569 debt and accrued interest), and (3) cash (for $90,296 debt and accrued interest).

F-19

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

Effective October 4, 2018, the Company closed on the first tranche of the Securities Purchase Agreement dated September 27, 2018 with nine (9) accredited investors for the sale of an aggregate of 4,650,000 shares of our Series E convertible preferred stock and warrants to acquire 1,860,000 shares of our common stock (at an exercise price of $1.25 per share for a period of five years) for gross proceeds of $1,162,500. The first tranche sale was for 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500. The second tranche of $387,500 closed on February 7, 2019 and also was for 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock.

On May 8, 2019, Iconic executed Warrant Exercise Agreements with four holders of Company warrants. The holders exercised a total of 960,000 warrants (which were acquired from September 2017 to November 2017 and on May 21, 2018) at an agreed price of $0.32 per share and paid the Company a total of $307,200. Pursuant to the Warrant Exercise Agreements, the holders were issued a total of 1,920,000 New Warrants which are exercisable into Company common stock at a price of $2.25 per share for a period of five years.

12. INCOME TAXES

No income taxes were recorded in the periods presented since the Company had taxable losses in these periods.

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate of 21% for the periods presented to income (loss) before income taxes. The sources of the difference are as follows:

	Six months ended June 30,
	2019	2018
Expected tax at 21%	$(369,992)	$(163,413)
Nondeductible stock-based compensation	162,897	-
Nondeductible expense (nontaxable income) from derivative liability	-	(85,228)
Nondeductible amortization of debt discount	-	21,359
Increase (decrease) in valuation allowance	207,095	227,282

Income tax provision	$-	$-

F-20

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

Significant components of the Company’s deferred income tax assets are as follows:

	June 30, 2019	December 31, 2018

Net operating loss carry forward	$3,965,503	$3,758,408

Less valuation allowance	(3,965,503)	(3,758,408)

Deferred income tax assets - net	$-	$-

Based on management’s present assessment, the Company has not yet determined that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of June 30, 2019 will be realized. Accordingly, the Company has maintained a 100% valuation allowance against the deferred tax asset in the financial statements at June 30, 2019. The Company will continue to review this valuation allowance and make adjustments as appropriate.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

All tax years remain subject to examination by major taxing jurisdictions.

13. COMMITMENTS AND CONTINGENCIES

a. Iconic Guarantees

On May 26, 2015, BiVi LLC (“BiVi”) entered into a License Agreement with Neighborhood Licensing, LLC (the “BiVi Licensor”), an entity owned by Chazz Palminteri (“Palminteri”), to use Palminteri’s endorsement, signature and other intellectual property owned by the BiVi Licensor. Iconic has agreed to guarantee and act as surety for BiVi’s obligations under certain sections of the License Agreement and to indemnify the BiVi Licensor and Palminteri against third party claims.

On November 12, 2015, Bellissima Spirits LLC (“Bellissima”) entered into a License Agreement with Christie Brinkley, Inc. (the “Bellissima Licensor”), an entity owned by Christie Brinkley (“Brinkley”), to use Brinkley’s endorsement, signature, and other intellectual property owned by the Bellissima Licensor. Iconic has agreed to guarantee and act as surety for Bellissima’s obligations under certain sections of the License Agreement and to indemnify the Bellissima Licensor and Brinkley against third party claims. Also, Brinkley was granted a 24 month option to purchase 1% of the outstanding shares of Iconic common stock on a fully diluted basis (as of the date of Brinkley’s exercise of the option) at an exercise price of $0.001 per share.

F-21

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

b. Royalty Obligations of BiVi and Bellissima

Pursuant to the License Agreement with the Bivi Licensor (see Note 13a. above), BiVi is obligated to pay the BiVi Licensor a Royalty Fee equal to 5% of monthly gross sales of BiVi Brand products payable monthly subject to an annual Minimum Royalty Fee of $100,000 in year 1, $150,000 in year 2, $165,000 in year 3, $181,500 in year 4, $199,650 in year 5, and $219,615 in year 6 and each subsequent year.

Pursuant to the License Agreement and Amendment No. 1 to the License Agreement effective June 30, 2017 with the Bellissima Licensor (see Note 13a. above), Bellissima is obligated to pay the Bellissima Licensor a Royalty Fee equal to 10% of monthly gross sales (12.5% for sales in excess of defined Case Break Points) of Bellissima Brand products payable monthly. The Bellissima Licensor has the right to terminate the endorsement if Bellissima fails to sell 10,000 cases of Bellissima Brand products in year 1, 15,000 cases in year 2, or 20,000 cases in year 3 and each subsequent year.

c. Brand Licensing Agreement relating to Hooters Marks

On July 23, 2018, United Spirits, Inc. (“United”) executed a Brand Licensing Agreement (the “Agreement”) with HI Limited Partnership (“the Licensor”). The Agreement provides United a license to use certain “Hooters” Marks to manufacture, market, distribute, and sell alcoholic products.

The Initial Term of the Agreement is from July 23, 2018 through December 31, 2020. Provided that United is not in breach of any terms of the Agreement, United may extend the Term for an additional 3 years through December 31, 2023.

The Agreement provides for United’s payment of Royalty Fees (payable quarterly) to the Licensor equal to 6% of the net sales of the licensed products subject to a minimum royalty fee of $65,000 for Agreement year 1 (ending December 31, 2018), $255,000 for Agreement year 2, $315,000 for Agreement year 3 and 4, $360,000 for Agreement year 5, and $420,000 for Agreement year 6.

The Agreement also provided for United’s payment of an advance payment of $30,000 to the Licensor to be credited towards royalty fees payable to Licensor. On September 6, 2018, the $30,000 advance payment was paid to the Licensor. The Agreement also provides for United’s payment of a marketing contribution equal to 2% of the prior year’s net sales of the Licensed Products. If United fails to spend the required marketing contribution in any calendar year, the deficiency will be paid to Licensor.

For the three and six months ended June 30, 2019, royalties expense under this Agreement was $63,750 and $127,500, respectively (equal to 25% and 50%, respectively, of the year 2019 minimum royalty fee).

d. Distribution Agreements

On May 1, 2015, BiVi entered into a Distribution Agreement with United Spirits, Inc. (“United”) for United to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell BiVi’s product for an agreed distribution fee equal to $1.00 per case of product sold. United is owned and managed by Richard DeCicco, the controlling shareholder and chief executive officer of Iconic.

In November 2015, Bellissima and United agreed to have United distribute and wholesale Bellissima’s Products under the same terms contained in the Distribution Agreement with BiVi described in the preceding paragraph.

F-22

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

e. Compensation Arrangements

Effective April 1, 2018, the Company executed Employment Agreements with its Chief Executive Officer Richard DeCicco (“DeCicco”) and its Vice President of Sales and Marketing Roseann Faltings (“Faltings”). Both agreements have a term of 24 months (to June 30, 2020). The DeCicco Employment Agreement provides for a base salary at the rate of $265,000 per annum and a compensation stock award of 300,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. The Faltings Employment Agreement provides for a base salary at the rate of $150,000 per annum and a compensation stock award of 100,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. For the year ended December 31, 2018, we accrued a total of $311,250 officers compensation pursuant to these two Employment Agreements. In 2018, the accrued compensation was allocated 50% to Iconic ($155,625), 40% to Bellissima ($124,500), and 10% to BiVi ($31,125). For the six months ended June 30, 2019, we accrued a total of $207,500 officers compensation pursuant to these two Employment Agreements which was allocated 50% to Iconic ($103,750), 40% to Bellissima ($83,000), and 10% to BiVi ($20,750).

Prior to April 1, 2018, the Company used the services of its chief executive officer Richard DeCicco and its assistant secretary Roseann Faltings under informal compensation arrangements (without any employment agreements).

As of June 30, 2019 and December 31, 2018, accrued officers compensation was $1,018,750 and $811,250, respectively.

f. Lease Agreements

On March 27, 2018, United Spirits, Inc. executed a lease extension for the Company’s office and warehouse space in North Amityville New York. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

At June 30, 2019, the future minimum lease payments under this non-cancellable operating lease were:

Year ending December 31, 2019	$26,868
Year ending December 31, 2020	53,736
Year ending December 31, 2021	4,478

Total	$85,082

The operating lease liability of $78,387 at June 30, 2019 as presented in the Consolidated Balance Sheet represents the discounted (at our 10% estimated incremental borrowing rate) value of the future lease payments of $85,082 at June 30, 2019.

Green Grow signed a Sublease Agreement and Operating Agreement with Romanski Farms, Inc. to use certain real property in Baiting Hollow, New York to plant and grow hemp for CBD extraction. The lease has a term of one year and provides for monthly rent of $1,133 to be paid by Green Grow.

g. Major customers.

For the six months ended June 30, 2019, three customers accounted for 21%, 21% and 14%, respectively of sales.

F-23

Iconic Brands, Inc.

Notes to Consolidated Financial Statements

Six months ended June 30, 2019 and 2018

(Unaudited)

14. SUBSEQUENT EVENTS

On July 18, 2019, Iconic entered into Securities Purchase Agreements with certain accredited investors (the “Investors”) for the sale of an aggregate of 3,125 shares of newly designated Series F Convertible Preferred Stock plus 5,000,000 warrants at a price of $1,000 per share of Series F Convertible Preferred Stock or for a total of $3,125,000 (which was collected in full from July 18, 2019 to August 2, 2019). On August 2, 2019, Iconic paid $322,500 in commissions and expenses to the placement agent of this offering. Each share of Series F Convertible Preferred Stock has a stated value of $1,000, is convertible into 1,600 shares of common stock (subject to adjustment under certain circumstances), has no voting rights, is entitled to dividends on an as-converted-to common stock basis, is entitled to a distribution preference of $1,000 upon liquidation, and is not redeemable. Each warrant is exercisable into one share of common stock at an exercise price of $0.625 per share (subject to adjustment under certain circumstances) for a period of five years from the date of issuance.

We also entered into separate Registration Rights Agreements with the Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares underlying the Series F Convertible Preferred Stock and Warrants within thirty (30) days following the closing date (the “Filing Date”), to cause such registration statement to be declared effective within 60 days following the earlier of (i) the date that the registration statement is filed with the Securities and Exchange Commission and (ii) the Filing Date, and to maintain the effectiveness of the registration statement until all of such shares of Common Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions. If we fail to file the registration statement or have it declared effective by the dates set forth above, among other things, the Company is obligated to pay the Investors liquidated damages in the amount of 1% of their subscription amount, per month, until such events are satisfied.

Concurrently with the closing of the financing transaction described above, we entered into Securities Exchange Agreements with certain holders of our Series E Convertible Preferred Stock to exchange their Series E Convertible Preferred Stock for an aggregate of 1,090 shares of our Series F Convertible Preferred Stock. After the exchanges, 1,125,000 shares of our Series E Convertible Preferred Stock will be outstanding.

On July 26, 2019, our 51% owned subsidiary Green Grow Farms Inc (“Green Grow”) entered into a Sublease Agreement and a Contract Farming Agreement with a third party entity (the “Farmer”) to use 5 acres of property located in Riverhead, New York to plant and grow hemp for CBD Extraction. The lease has a term of five months and provides for monthly rent of $3,000 to be paid by Green Grow. The Contract Farming Agreement has a term ending December 31, 2019 and provides for Green Grow payments to the Farmer of per acre fees based on the potency of the crop yield.

F-24

BMKR, LLP Certified Public Accountants 1200 Veterans Memorial Hwy. Suite 350 Hauppauge, New York 11788	T 631 293-5000 F 631 234-4272 www.bmkr.com

Thomas G. Kober, CPA Alfred M. Rizzo, CPA Joseph Mortimer. CPA	Charles W. Blanchfield, CPA (Retired) Bruce A. Meyer, CPA (Retired)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Iconic Brands Inc

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Iconic Brands Inc. (the Company) as of December 31. 2018 and 2017, and the related consolidated statements of operations, consolidated stockholders' equity. and cash flows for each of the years in the two year period ended December 3!, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opm1on on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted  our audits in accordance  with the standards of the PCAOB. Those standards  require that we plan and perform the audit to obtain  reasonable  assurance  about  whether  the financial statements  are  tree of material  misstatement,  whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an  audit of  its intemal  control  over financial  reporting. As part of our audits,  we are  required  to obtain  an understanding  of  internal control over  financial  reporting,  but not for the purpose  of expressing  an opinion on the effectiveness of the Company's  internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements,  whether due  to error or fraud, and performing  procedures  that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts  and  disclosures  in the  financial statements.  Our  audits  also  included  evaluating  the accounting  principles  used and significant estimates made  by management as well as evaluating  the  overall  presentation  of  the  financial  statements.  We  believe  that  our  audits provide a reasonable basis for our opinion.

Going Concern

The accompanying  financial statements  have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements,  the Company  incurred a net loss of $4,157,254  during the year ended December 31, 2018, and as of that date, had a deficit net worth of $3,037,366.  The company  is in arears with certain vendor creditors  which, among other things, cause the balances to become due on demand. The Company is not aware of any alternate sources of capital to meet such demands, if made.

As discussed  in note 2 to the financial statements,  the Company's significant  operating  losses raise substantial  doubt about  its ability to continue as a going concern. The financial statements do not include any adjustments  that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

BMKR, LLP

We have served as the Company's auditor since 2016.

Hauppauge, NY

April 12, 2019

Member American Institute of Certified Public Accounts

Member Public Company Accounting Oversight Board

F-25

Iconic Brands, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,	December 31,
	2018	2017

Assets

Current assets:
Cash and cash equivalents	$191,463	$1,237,432
Accounts receivable	113,506	311,074
Inventory	258,270	59,847
Prepaid inventory	-	5,000

Total current assets	563,239	1,613,353

Total assets	$563,239	$1,613,353

Liabilities and Stockholders' Deficiency

Current liabilities:
Current portion of debt	$-	$495,404
Accounts payable and accrued expenses	1,311,476	1,095,995
Loans payable to officer and affiliated entity
-noninterest bearing and due on demand	28,091	60,374
Accrued interest payable	-	38,734
Derivative liability on convertible debt	-	458,072

Total current liabilities	1,339,567	2,148,579

Derivative liability on warrants	2,261,039	696,000
Total liabilities	3,600,606	2,844,579
Commitments and contingencies (Note 12)

Stockholders' deficiency:
Preferred stock, $.001 par value; authorized 100,000,000 shares:
Series A, 1 and 1 share issued and outstanding, respectively	1	1
Series C, 1,000 and 1,000 shares issued and outstanding, respectively	1	1
Series D, 10 and 10 shares issued and outstanding, respectively	-	-
Series E, 6,602,994 and 0 shares issued and outstanding, respectively	6,603	-

Common stock, $.001 par value; authorized 2,000,000,000 shares, 5,439,765 and 4,417,567 shares issued and outstanding respectively	5,440	4,418

Common stock to be issued to Escrow Agent, $.001 par value; 534,203 and 1,913,890 shares, respectively	534	1,914

Additional paid-in capital	18,798,438	15,760,205

Accumulated deficit	(21,233,083)	(17,075,829)

Total Iconic Brands, Inc. stockholders’ deficiency	(2,422,066)	(1,309,290)

Noncontrolling interests in subsidiaries and variable interest	(615,300)	78,064

Total stockholders' deficiency	(3,037,366)	(1,231,226)

Total liabilities and stockholders' deficiency	$563,239	$1,613,353

See notes to consolidated financial statements.

F-26

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31, 2018	Year Ended December 31, 2017

Sales	$566,136	$3,219,881
Cost of Sales	324,989	1,786,626
Gross profit	241,147	1,433,255

Operating expenses:
Officers compensation	341,250	250,000
Professional and consulting fees	558,667	87,671
Royalties	33,664	321,741
Special promotion program with customer	597,138	-
Marketing and advertising	285,593	84,013
Occupancy costs	164,301	107,118
Travel and entertainment	238,060	141,821
Other	281,544	272,155

Total operating expenses	2,500,217	1,264,519

Income (loss) from operations	(2,259,070)	168,736
Other income (expense):
Income (expense) from derivative liability	(1,106,967)	7,429,979
Loss on conversion of debt	(1,343,910)	(3,178,010)
Interest expense	(32,826)	(70,649)
Amortization of debt discounts	(107,846)	(107,173)

Total other income (expense) - net	(2,591,548)	4,074,147

Net income (loss)	(4,850,618)	4,242,883

Net loss (income) attributable to noncontrolling interests in subsidiaries and variable interest entity	693,364	(276,505)

Net income (loss) attributable to Iconic Brands, Inc.	$(4,157,254)	$3,966,378

Net income (loss) per common share:
Basic and diluted	$(0.49)	$0.76

Weighted average common shares outstanding and to be issued to Escrow Agent:
Basic and diluted	6,347,521	5,246,957

See notes to consolidated financial statements.

F-27

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Deficiency

	Series A Preferred Stock $.001 par		Series C Preferred Stock $.001 par		Series D Preferred Stock $.001 par		Series E Preferred Stock $.001 par		Common Stock $.001 par		Common Stock to be issued to Escrow Agent $0.001 par		Additional Paid-in	Noncontrolling Interestsin Subsidiaries andVariable	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	InterestEntity	Deficit	Total

Balance at December 31, 2016	1	$1	1,000	$1	10	$-	-	-	3,259,162	$3,259	-	-	$12,178,951	$(198,441)	$(21,042,207)	$(9,058,436)
Issuance of common shares in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	-	-	124,295	124	-	-	1,806,309	-	-	1,806,433

Common stock to be issued to Escrow Agent pursuant to Settlement Agreements dated March 28,2017 and May 5, 2017 in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	-	-	-	-	62,452,000	2,452	1,096,642	-	-	1,099,094

Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	538,110	538	(538,110)	(538)	-	-	-	-
Issuance of common shares for marketing services	-	-	-	-	-	-	-	-	16,000	16			42,784
Sale of common shares and warrants ($300,000 gross proceeds less $200,000 attributable to fair value of warrants credited to derivative liability)	-	-	-	-	-	-	-	-	480,000	480
											-	-	635,520	-	-	636,000
Net income attributable to noncontrolling interests in subsidiaries and variable interest entity	-	-	-	-	-	-	-	-	-	-	-	-	-	276,505	-	276,505
Net income (As restated)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	3,966,378	3,966,378
Balance at December 31, 2017	1	1	1,000	1	10	-	-	-	4,417,567	4,417	1,913,890	1,914	15,760,206	78,064	(17,075,829)	(1,231,226)
Common stock issued to Escrow Agent	-	-	-	-	-	-	-	-	1,379,688	1,380	(1,379,687)	(1,380)	-	-	-	-

F-28

Series E Preferred Stock and warrants sold to four investors	-	-	-	-	-	-	1,200,000	1,200	-	-	-	-	298,800	-	-	300,000
Warrants issued to Paul Rachmuth	-	-	-	-	-	-	-	-	-	-	-	-	250,000	-	-	250,000
Series E Preferred Stock issued in exchange for common stock pursuant to Share Exchange Agreement dated May 21, 2018	-	-	-	-	-	-	1,200,000	1,200	(480,000)	(480)	-	-	(720)	-	-	-
Sale of Series E Preferred Stock and warrants in connection with Securities Purchase Agreement dated September 27, 2018	-	-	-	-	-	-	2,125,000	2,125	-	-	-	-	529,125	-	-	531,250
Issuance of Series E Preferred Stock in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	2,077,994	2,078	-	-	-	-	1,056,233	-	-	1,058,311
Issuance of common stock in satisfaction of convertible notes payable and accrued interest	-	-	-	-	-	-	-	-	122,510	123	-	-	881,544	-	-	881,667
Warrants issued to law firm for services	-	-	-	-	-	-	-	-	-	-	-	-	23,250	-	-	23,250
Net income attributable to noncontrolling interests in subsidiaries and variable interest entity	-	-	-	-	-	-	-	-	-	-	-	-	-	(693,364)	-	(693,364)
Net loss	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(4,157,254)	(4,157,254)

Balance at December 31, 2018	1	$1	1,000	$1	10	$-	6,602,994	$6,603	5,439,765	$5,440	534,203	$534	$18,798,438	$(615,300)	$(21,233,083)	$(3,037,366)

Note: The above statement retroactively reflects the 1 share for 250 shares reverse stock split effective January 18, 2019.

See notes to consolidated financial statements.

F-29

Iconic Brands, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2018	2017
Operating Activities:
Net income (loss) attributable to Iconic Brands, Inc.	$(4,157,254)	$3,966,378
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Net income (loss) attributable to noncontrolling interests in subsidiaries and variable interest entity	(693,364)	276,505
Stock-based compensation	273,250	20,000
Expense (income) from derivative liability	1,106,967	(7,429,981)
Loss (gain) from settlement of debt	57,229	-
Amortization of debt discounts	107,846	107,173
Loss on conversion of debt and accrued interest	1,343,910	3,178,010
Gain on forgiveness of debt	(5,000)	-
Changes in operating assets and liabilities:
Accounts receivable	197,568	(134,709)
Inventory	(198,423)	(21,084)
Prepaid expenses	5,000	(5,000)
Accounts payable and accrued expenses	215,481	696,871
Accrued interest payable	(7,849)	19,867

Net cash used in operating activities	(1,754,639)	674,030

Financing Activities :
Proceeds from issuance of debt-net	-	341,837
Proceeds from sale of common stock and warrants	-	300,000
Proceeds from sale of Series E Preferred Stock and warrants	831,250	-
Repayment of debt and accrued interest	(90,296)	-
Loans payable to officer and affiliated entity	(32,284)	(80,651)

Net cash provided by financing activities	708,670	561,186

Increase (decrease) in cash and cash equivalents	(1,045,969)	1,235,216

Cash and cash equivalents, beginning of period	1,237,432	2,216

Cash and cash equivalents, end of period	$191,463	$1,237,432

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$-	$-
Interest paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Issuance of common stock in satisfaction of debt and accrued interest	$881,667	$198,316

Agreements to issue common stock in satisfaction of debt and accrued interest	$-	$1,099,094

Issuance of common stock to Escrow Agent in connection with Settlement Agreement and Amended Settlement Agreement	$345,000	$201,791

Series E Preferred Stock to be issued in exchange for common stock pursuant to Share Exchange Agreement dated May 21, 2018	$120,000	$-

See notes to consolidated financial statements.

F-30

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

1. ORGANIZATION AND NATURE OF BUSINESS

Iconic Brands, Inc., formerly Paw Spa, Inc. (“Iconic Brands” or “Iconic”), was incorporated in the State of Nevada on October 21, 2005. Effective December 31, 2016, Iconic closed on a May 15, 2015 agreement to acquire a 51% interest in BiVi LLC (“BiVi”), the brand owner of “BiVi 100 percent Sicilian Vodka,” and closed on a December 13, 2016 agreement to acquire a 51% interest in Bellissima Spirits LLC (“Bellissima”), the brand owner of Bellissima sparkling wines. These transactions involved entities under common control of the Company’s chief executive officer and represented a change in reporting entity. The financial statements of the Company have been retrospectively adjusted to reflect the operations at BiVi and Bellissima from their inception.

BiVi was organized in Nevada on May 4, 2015. Bellissima was organized in Nevada on November 23, 2015.

Reverse Stock Split

Effective January 18, 2019, the Company effectuated a 1 share for 250 shares reverse stock split which reduced the issued and outstanding shares of common stock at December 31, 2018 from 1,359,941,153 shares to 5,439,765 shares. The accompanying financial statements have been retrospectively adjusted to reflect this reverse stock split.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Principles of Consolidation

The consolidated financial statements include the accounts of Iconic, its two 51% owned subsidiaries BiVi and Bellissima, and United Spirits, Inc., a variable interest entity of Iconic (see Note 5) (collectively, the “Company”). All inter-company balances and transactions have been eliminated in consolidation.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(c) Fair Value of Financial Instruments

Generally accepted accounting principles require disclosing the fair value of financial instruments to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

F-31

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

In assessing the fair value of financial instruments, the Company uses a variety of methods and assumptions, which are based on estimates of market conditions and risks existing at the time. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, it was estimated that the carrying amount approximated fair value because of the short maturities of these instruments. All debt is carried at face value less any unamortized debt discounts.

(d) Cash and Cash Equivalents

The Company considers all liquid investments purchased with original maturities of ninety days or less to be cash equivalents.

(e) Accounts Receivable, Net of Allowance for Doubtful Accounts

The Company extends unsecured credit to customers in the ordinary course of business but mitigates risk by performing credit checks and by actively pursuing past due accounts. The allowance for doubtful accounts is based on customer historical experience and the aging of the related accounts receivable. At December 31, 2018 and December 31, 2017, the allowance for doubtful accounts was $0.

(f) Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market, with due consideration given to obsolescence and to slow moving items. Inventory at December 31, 2018 and 2017 consists of cases of BiVi Vodka and cases of Bellissima sparkling wines purchased from our Italian suppliers.

(g) Revenue Recognition

Certain accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and therefore have not yet been adopted by the Company. These include:

In May 2014, the FASB issued ASU 2014-09 "Revenue from Contracts with Customers" (Topic 606) which establishes revenue recognition standards. ASU 2014-19 is effective for annual reporting periods beginning after December 15, 2017. The update establishes management's responsibility to evaluate whether there is substantial doubt about an entity's ability to continue as a going concern including related disclosures.

In 2016, the FASB issued ASU 2016-2 (Topic 842) which establishes a new lease accounting model for lessees. Under the new guidance, lessees will be required to recognize right of use assets and liabilities for most leases having terms of 12 months or more. ASU 2016-2 is effective for fiscal years beginning after December 15, 2018.

Revenue from product sales is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed or determinable, (3) collectability is reasonably assured, and (4) delivery has occurred. Persuasive evidence of an arrangement and fixed price criteria are satisfied through purchase orders. Collectability criteria are satisfied through credit approvals. Delivery criteria are satisfied when the products are shipped to a customer and title and risk of loss passes to the customer in accordance with the terms of sale. The Company has no obligation to accept the return of products sold other than for replacement of damaged products. Other than quantity price discounts negotiated with customers prior to billing and delivery (which are reflected as a reduction in sales), the Company does not offer any sales incentives or other rebate arrangements to customers.

F-32

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

(h) Shipping and Handling Costs

Shipping and handling costs to deliver product to customers are reported as operating expenses in the accompanying statements of operations. Shipping and handling costs to purchase inventory are capitalized and expensed to cost of sales when revenue is recognized on the sale of product to customers.

(i) Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with Accounting Standards Codification (“ASC”) Topic 718, “Compensation-Stock Compensation”. For the years ended December 31, 2018 and 2017, stock-based compensation was $273,250 and $20,000, respectively.

(j) Income Taxes

Income taxes are accounted for under the assets and liability method. Current income taxes are provided in accordance with the laws of the respective taxing authorities. Deferred income taxes are provided for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is not more likely than not that some portion or all of the deferred tax assets will be realized.

(k) Net Income (Loss) per Share

Basic net income (loss) per common share is computed on the basis of the weighted average number of common shares outstanding and to be issued to Escrow Agent (see Note 10) during the period of the financial statements.

Diluted net income (loss) per common share is computed on the basis of the weighted average number of common shares and to be issued to Escrow Agent (see Note 10) and dilutive securities (such as stock options, warrants, and convertible securities) outstanding. Dilutive securities having an anti-dilutive effect on diluted net income (loss) per share are excluded from the calculation.

(l) Recently Issued Accounting Pronouncements

On July 13, 2017, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2017-11. Among other things, ASU 2017-11 provides guidance that eliminates the requirement to consider “down round” features when determining whether certain financial instruments or embedded features are indexed to an entity’s stock and need to be classified as liabilities. ASU 2017-11 provides for entities to recognize the effect of a down round feature only when it is triggered and then as a dividend and a reduction to income available to common stockholders in basic earnings per share. The guidance is effective for annual periods beginning after December 15, 2018; early adoption is permitted. Accordingly, effective January 1, 2019, the Company will reflect a $720,000 reduction of the derivative liability on warrants (see Note 9) and a $720,000 cumulative effect adjustment reduction of accumulated deficit.

F-33

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

Certain other accounting pronouncements have been issued by the FASB and other standard setting organizations which are not yet effective and have not yet been adopted by the Company. The impact on the Company’s financial position and results of operations from adoption of these standards is not expected to be material.

(m) Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has sustained significant net losses which have resulted in an accumulated deficit at December 31, 2018 of $21,233,083 and has experienced periodic cash flow difficulties, all of which raise substantial doubt regarding the Company’s ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The management of the Company has developed a strategy which it believes will accomplish this objective through short term loans from related parties and additional equity investments which will enable the Company to continue operations for the coming year. However, there is no assurance that these objectives will be met. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from the outcome of this uncertainty.

3. INVESTMENT IN BIVI LLC

On May 15, 2015, Iconic entered into a Securities Exchange Agreement by and among the members of BiVi LLC, a Nevada limited liability company (“BiVi”), under which Iconic acquired a 51% majority interest in BiVi in exchange for the issuance of (a) 1,000,000 shares of restricted common stock and (b) 1,000 shares of newly created Series C Convertible Preferred Stock.

Prior to May 15, 2015, BiVi was beneficially owned and controlled by Richard DeCicco, the controlling shareholder, President, CEO and Director of Iconic Brands, Inc.

4. INVESTMENT IN BELLISSIMA SPIRITS LLC

On December 13, 2016, Iconic entered into a Securities Purchase Agreement with Bellissima Spirits LLC (“Bellissima”) and Bellissima’s members under which Iconic acquired a 51% Majority Interest in Bellissima in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock. Each share of Iconic Series D Convertible Preferred Stock is convertible into the equivalent of 5.1% of Iconic common stock issued and outstanding at the time of conversion.

Prior to December 13, 2016, Bellissima was controlled by Richard DeCicco, the controlling shareholder, President, CEO and Director of Iconic.

F-34

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

5. UNITED SPIRITS, INC.

United Spirits, Inc. (“United”) is owned and managed by Richard DeCicco, the controlling shareholder, President, CEO, and Director of Iconic. United provides distribution services for BiVi and Bellissima (see Note 12) and is considered a variable interest entity (“VIE”) of Iconic. Since Iconic has been determined to be the primary beneficiary of United, we have included United’s assets, liabilities, and operations in the accompanying consolidated financial statements of Iconic. Summarized financial information of United follows:

	December 31, 2018	December 31, 2017
Balance Sheets:
Cash and cash equivalents	$38,793	$1,181,076
Intercompany receivable from Iconic (A)	204,461	230,226
Total assets	$243,254	$1,411,302

Current portion of debt	$-	$15,470
Accounts payable and accrued expense	11,338	-
Loans payable to officer and affiliated entity	71,037	71,052
Intercompany payable to Bellissima (A)	335,257	1,376,729
Intercompany payable to BiVi (A)	56,854	88,259
Total Liabilities	474,487	1,551,510
Noncontrolling interest in VIE	(231,333)	(140,208)
Total liabilities and stockholders’ deficiency	$243,254	$1,411,302

	Years ended December 31,
	2018	2017
Statements of operations:
Intercompany distribution income (A)	$12,242	$60,696

Royalty expense	65,000	-
Officers’ compensation	30,000	-
Other operating expenses – net	8,266	15,922
Total operating expenses	103,266	15,922
Net income (loss)	$(91,024)	$44,774

(A) Eliminated in consolidation

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of:

	December 31, 2018	December 31, 2017

Accounts payable	$175,405	$261,767
Accrued officers compensation	811,250	500,000
Accrued royalties	174,985	271,321
Other	149,836	62,909
Total	$1,311,476	$1,095,997

F-35

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

7. DEBT

Debt at December 31, 2017 consists of:

December 31,
2017

Equity Markets Advisory Inc. (“Equity Markets”):

$159,000 Promissory Notes dated April 15, 2010, November 1, 2013, and January 15, 2014, interest at 12%, due December 31, 2017 (B) (D)	11,227

Total Equity Markets	11,227

Alpha Capital Anstalt (“Alpha”):

$50,000 Promissory Note dated June 9, 2017, interest at 5%, due September 30, 2018 (G)	26,554

Total Alpha	26,554

Sky-Direct LLC (“Sky”):

$21,000 Promissory Notes dated January 27, 2016 and March 4, 2016, interest at 12%, due June 30, 2018 (C)(D)(H)	8,350

$15,000 Promissory Note assigned March 25, 2016, interest at 12%, due September 30, 2018 (A) (B) (D)(H)	15,000

$14,975 Promissory Notes dated October 19 2016, November 29, 2016, and December 30, 2016, interest at 12%, due September 30, 2018 (C)(H)	14,975

$80,700 Promissory Note dated January 30, 2017, interest at 12%, due September 30, 2018 (C)(H)	80,700

$80,000 Promissory Note dated February 28, 2017, interest at 12%, due September 30, 2018 (C)(H)	80,000

$7,000 Promissory Note dated June 30, 2017, interest at 12%, due September 30, 2018 (C)(H)	7,000

$3,000 Promissory Note dated April 28, 2017, interest at 12%, due September 30, 2018 (C)(H)	3,000

$5,000 Promissory Note dated May 19, 2017, interest at 10%, due September 30, 2018 (H)	3,095
$80,000 Promissory Note dated July 31, 2017, interest at 10%, due September 30, 2018- less unamortized debt discount of $0 and $46,465, respectively (H)	33,535

Total Sky	245,655

F-36

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

Oscaleta Partners LLC (“Oscaleta”):

$30,019 Promissory Note dated April 20, 2017, interest at 5%, due September 30, 2018(G)	17,556

$25,000 Promissory Note dated June 9, 2017, interest at 5%, due September 30, 2018 (G)	13,278

Total Oscaleta	30,834

East Six Opportunity Fund LLC:

$25,000 Promissory Note dated June 13, 2017, interest at 5%, due September 30, 2018 (G)	13,155

Other:

$10,000 Promissory Note to Sable Ridge Special Equity Fund LP dated October 10, 2014, interest at 10%, due December 31, 2018 (I)	10,000

$10,000 Promissory Note to Durham Property Management Inc. dated November 1, 2013, interest at 12%, due December 31, 2018 (I)	10,000

Loans from Peter Levine and affiliates, non-interest bearing, no terms of repayment	147,973

Total Other	167,973

Total	495,404

Less current portion	(495,404)

Non-current portion	$-

Legend

(A)	Assigned by Equity Markets Advisory Inc.

(B)

Convertible into ICNB common stock at a Conversion Price equal to the lesser of (1) $2.50 per share or (2) 50% discount from the lowest closing bid price during the 30 days prior to the Notice of Conversion. See Note 8 (Derivative Liability).

(C)	Convertible into ICNB common stock at a Conversion Price equal to a 50% discount to market. See Note 8 (Derivative Liability).

(D)	On December 7, 2016, the Conversion Price on these notes was amended to $0.375 per share. See Note 8 (Derivative Liability).

(G)	Convertible into ICNB common stock at a Conversion Price of $2.50 per share. Contains “down round” price protection. See Note 8 (Derivative Liability).
(H)	In November 2017, the Conversion Price was amended to $0.625 per share and the due date was amended to September 30, 2018.
(I)	In August 2018, the Conversion Price was amended to $0.625 per share and the due date was amended to December 31, 2018.

F-37

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

Effective October 4, 2018, the remaining debt and accrued interest thereon was satisfied through (1) the issuance of a total of 2,077,994 shares of our Series E convertible preferred stock (which are convertible into a total of 831,198 shares of common stock) plus warrants to acquire 831,198 shares of our common stock (for $519,499 debt and accrued interest), (2) the issuance of a total of 122,510 shares of our common stock (for $32,912 debt and accrued interest), and (3) cash (for $90,296 debt and accrued interest).

8. DERIVATIVE LIABILITY ON CONVERTIBLE DEBT

The derivative liability on convertible debt at December 31, 2017 consisted of:

	December 31, 2017
	Face Value	Derivative Liability

Alpha Capital Anstalt (“Alpha”):

$50,000 Promissory Note dated June 9, 2017, interest at 5%, due September 30, 2018 (G)	50,000	10,000

Total Alpha	50,000	10,000

Sky-Direct LLC (“Sky”):

$15,000 Promissory Note assigned March 25, 2016, interest at 12%, due September 30, 2018 (A) (B) (D) (H)	15,000	27,000

$14,975 Promissory Notes dated October 19 2016, November 29, 2016, and December 30, 2016, interest at 12%, due September 30, 2018 (C) (H)	14,975	26,955

$80,700 Promissory Note dated January 30, 2017, interest at 12%, due September 30, 2018 (C) (H)	80,700	145,260

$80,000 Promissory Note dated February 28, 2017, interest at 12%, due September 30, 2018 (C) (H)	80,000	144,000

$7,000 Promissory Note dated June 30, 2017, interest at 12%, due September 30, 2018 (C) (H)	7,000	12,600

$3,000 Promissory Note dated April 28, 2017, interest at 12%, due September 30, 2018 (C)(H)	3,000	5,400

$5,000 Promissory Note dated May 19, 2017, interest at 10%, due September 30, 2018 (H)	5,000	800

$80,000 Promissory Note dated July 31, 2017, interest at 10%, due September 30, 2018 (H)	80,000	17,600
Total Sky	285,675	394,645

Oscaleta Partners LLC (“Oscaleta”):

$30,019 Promissory Note dated April 20, 2017, interest at 5%, due September 30, 2018 (G)	30,019	6,004

$25,000 Promissory Note dated June 9, 2017, interest at 5%, due September 30, 2018 (G)	25,000	5,000

Total Oscaleta	55,019	11,004

East Six Opportunity Fund LLC:

$25,000 Promissory Note dated June 13, 2017, interest at 5%, due September 30, 2018 (G)	25,000	5,000

Total	$415,694	$458,072

F-38

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

In September 2018, the Company entered into Securities Exchange Agreements and other agreements with holders of all convertible debt then outstanding to have such debt satisfied (which occurred effective October 4, 2018 – see Note 7). Accordingly, the Company reduced the then derivative liability from $255,294 at September 30, 2018 to $0.

Before being satisfied, the above convertible notes contained variable conversion features based on the future trading price of the Company common stock. Therefore, the number of shares of common stock issuable upon conversion of the notes was indeterminate. Accordingly, we recorded the $458,072 fair value of the embedded conversion features at December 31, 2017 as a derivative liability. The $458,072 decrease in the fair value of the derivative liability from $458,072 at December 31, 2017 to $0 at December 31, 2018 was credited to income from derivative liability.

The fair values of the embedded conversion features are measured quarterly using the Black Scholes option pricing model. Assumptions used to calculate the derivative liability at December 31, 2017 include stock price of $1.625 per share, (2) exercise prices ranging from $0.375 to $2.50 per share, (3) terms ranging from 3 months to 9 months, (4) expected volatility of 159%, and (5) risk free interest rates ranging from 1.28% to 1.53%.

9. DERIVATIVE LIABILITY ON WARRANTS

From September 2017 to November 2017, in connection with the sale of a total of 480,000 shares of common stock (see Note 10), the Company issued a total of 480,000 Common Stock Purchase Warrants (the “Warrants”) to the respective investors. The Warrants are exercisable into ICNB common stock at a price of $2.50 per share, expire five years from date of issuance, and contain “down round” price protection.

Effective May 21, 2018, in connection with the sale of a total of 120,000 shares of Series E Preferred Stock (see Note 10), the Company issued a total of 480,000 Warrants to four investors. These warrants are exercisable into ICNB common stock at a price of $2.50 per share, expire five years from date of issuance, and contain “down round” price protection.

The down round provision of the above Warrants requires a reduction in the exercise price if there are future issuances of common stock equivalents at a lower price than the $2.50 exercise price of the Warrants. Accordingly, we have recorded the $1,182,750 fair value of the Warrants at December 31, 2018 as a derivative liability. The $486,750 increase in the fair value of the derivative liability from $696,000 at December 31, 2017 to $1,182,750 at December 31, 2018 was charged to income from derivative liability.

The fair value of the Warrants is measured quarterly using the Black Scholes option pricing model. Assumptions used to calculate the fair value of the Warrants at December 31, 2018 include (1) stock price of $1.125 per share, (2) exercise prices from $0.635 to $2.50 per share, (3) terms ranging from 2.25 years to 4.5 years, (4) expected volatility of 148%, and (5) risk free interest rates range from 2.46% to 2.51%.

Assumptions used to calculate the fair value of the Warrants at December 31, 2017 include (1) stock price of $1.625 per share, (2) exercise price of $2.50 per share, (3) term of 5 years, (4) expected volatility of 159%, and (5) risk free interest rate of 2.20%.

F-39

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

10. CAPITAL STOCK

Preferred Stock

The one share of Series A Preferred Stock, which was issued to Richard DeCicco on June 10, 2009, entitles the holder to two votes for every share of Common Stock Deemed Outstanding and has no conversion or dividend rights.

The 1000 shares of Series C Preferred Stock, which were issued to Richard DeCicco on May 15, 2015 pursuant to the Securities Exchange Agreement (see Note 3) for the Company’s 51% investment in BiVi, entitles the holder in the event of a Sale (as defined) to receive out of the proceeds of such Sale (in whatever form, be it cash, securities, or other assets), a distribution from the Company equal to 76.93% of all such proceeds received by the Company prior to any distribution of such proceeds to all other classes of equity securities, including any series of preferred stock designated subsequent to this Series C Preferred Stock.

The 10 shares of Series D Preferred Stock, which were issued to Richard DeCicco and Roseann Faltings (5 shares each) on December 13, 2016 pursuant to the Securities Purchase Agreement (See Note 4) for the Company’s 51% investment in Bellissima, entitles the holders to convert each share of Series D Preferred Stock to the equivalent of 5.1% of the common stock issued and outstanding at the time of conversion.

Effective May 21, 2018, the Company entered into a Share Purchase Agreement with the four investors who purchased 480,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. The Exchange Agreement provided for the exchange of the 480,000 shares of common stock for 1,200,000 shares of Series E Preferred stock. Each share of Series E Preferred Stock is convertible into 0.4 shares of common stock, is entitled to 0.4 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

Also effective May 21, 2018, the Company sold a total of 1,200,000 shares of Series E Preferred Stock and 480,000 warrants to the four investors referred to in the preceding paragraph for $300,000 cash pursuant to an Amendment No. 1 to Securities Purchase Agreement.

Effective October 4, 2018, the Company closed on the first tranche of the Securities Purchase Agreement dated September 27, 2018 with nine (9) accredited investors for the sale of an aggregate of 4,650,000 shares of our Series E convertible preferred stock and warrants to acquire 1,860,000 shares of our common stock (at an exercise price of $1.25 per share for a period of five years) for gross proceeds of $1,162,500. The first tranche sale was for 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500. The second tranche of $387,500 closed on February 7, 2019 (see Note 13). The third tranche of $387,500 is expected to occur when certain closing conditions are satisfied.

As a condition to the closing at the first tranche, the Company entered into Securities Exchange Agreements with holders of convertible notes totaling $519,499 who exchanged their convertible notes for an aggregate of 2,077,994 shares of our Series E convertible preferred stock plus warrants to acquire 8,311,976 shares of our common stock. Also, holders of convertible notes totaling $32,912 exchanged their notes for an aggregate of 122,510 shares of our common stock and holders of convertible notes totaling $90,296 were paid off with cash.

On November 30, 2018 and December 20, 2018, the Company received two payments of $71,875 and $71,875 respectively (totaling $143,750) in exchange for 287,500 and 287,500 shares of Series E Preferred Stock (totaling 575,000 shares) respectively at $0.25 per share. These payments represented advance payments in connection with the second tranche of the Securities Purchase Agreement dated September 27, 2018 which closed February 7, 2019.

F-40

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

Common Stock

In February 2017, the Company issued an aggregate of 23,861 shares of its common stock in settlement of convertible notes payable totaling $72,773.

On March 28, 2017, the Company executed a Settlement Agreement and Release (the “Settlement Agreement”) with 4 holders of convertible notes payable. Notes payable and accrued interest totaling $892,721 were satisfied through the Company’s agreement to irrevocably reserve a total of 1,931,707 shares of its common stock and to deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

On May 5, 2017, the Company executed an Amended Settlement Agreement and Release (the “Amended Settlement Agreement”) replacing the Settlement Agreement and Release dated March 28, 2017 (see preceding paragraph). The Amended Settlement Agreement is with 5 holders of convertible notes payable (the 4 holders who were parties to the Settlement Agreement and Release dated March 28, 2017 and one additional holder) and provided for the satisfaction of notes payable and accrued interest totaling $1,099,094 (a $206,373 increase from the $892,721 amount per the Settlement Agreement and Release dated March 28, 2017) through the Company’s agreement to irrevocably reserve a total of 2,452,000 shares of its common stock (a 520,293 shares increase from the 1,931,707 shares per the Settlement Agreement and Release dated March 28, 2017) and deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to the Company.

In the quarterly period ended June 30, 2017, the Company issued an aggregate of 284,777 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. In the quarterly period ended September 30, 2017, the Company issued an aggregate of 253,333 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On June 29, 2017, the Company issued 40,076 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $50,094.

On July 17, 2017 and July 25, 2017, the Company issued a total of 60,359 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $75,449.

On August 17, 2017, the Company issued 16,000 shares of its common stock to a marketing entity for services rendered. The shares were valued at $1.25 per share and $20,000 was expensed and included in marketing and advertising expenses in the three months ended September 30, 2017.

From September 2017 to November 2017, pursuant to a Securities Purchase Agreement dated October 27, 2017 (the “SPA”), the Company issued a total of 480,000 shares of its common stock and 480,000 warrants to four investors for a total of $300,000 cash. The Warrants are exercisable into ICNB common stock at a price of $2.50 per share, expire five years from date of issuance, and contain “down round” price protection (see Note 9).

On January 2, 2018, the Company issued 103,447 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 19, 2018, the Company issued 216,127 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On March 14, 2018, the Company issued 126,667 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 5, 2018, the Company issued 172,000 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On April 9, 2018, the Company issued 280,296 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

F-41

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

On April 12, 2018, the Company issued 481,151 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On August 14, 2018, the Company issued 51,938 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $25,000.

On September 7, 2018, the Company issued 70,572 shares of its common stock in settlement of convertible notes payable and accrued interest payable totaling $44,108.

Effective May 21, 2018, the Company entered into a Share Purchase Agreement with the four investors who purchased 480,000 shares of common stock pursuant to a Securities Purchase Agreement dated October 27, 2017. The Exchange Agreement provided for the exchange of the 480,000 shares of common stock for 1,200,000 shares of Series E Preferred stock. Each share of Series E Preferred Stock is convertible into 0.4 shares of common stock, is entitled to 0.4 votes on all matters to come before the common stockholders or shareholders generally, is entitled to dividends on an as-converted-to-common stock basis, is entitled to a distribution preference of $0.25 upon liquidation, and is not redeemable.

Warrants

A summary of warrants activity for the period January 1, 2017 to December 31, 2018 follows:

Common shares Equivalent
Balance, January 1, 2017	-
Issued in year ended December 31, 2017	534,000
Balance, December 31, 2017	534,000
Issued in year ended December 31, 2018	2,361,198
Balance, December 31, 2018	2,895,198

Issued and outstanding warrants at December 31, 2018 consist of:

Year Granted	Number Common Shares Equivalent	Exercise Price Per Share	Consist of Expiration Date
2017	54,000	$2.50	June 22, 2022 to June 30, 2022
2017	480,000	$2.50	September 2022 to November 2022
2018	400,000	$0.625	March 28, 2021
2018	30,000	$2.50	May 21, 2023
2018	480,000	$2.50	May 21, 2023
2018	831,198	$2.50	October 4, 2023
2018	620,000	$2.50	October 4, 2023

Total	2,895,198

In connection with the Company’s issuance of a total of $135,019 convertible notes payable in the three months ended June 30, 2017, the Company issued a total of 54,000 Common Stock Purchase Warrants (the ‘Warrants”) to the respective lenders. The Warrants are exercisable into ICNB common stock at a price of $2.50 per share and expire at dates ranging from June 22, 2022 to June 30, 2022.

F-42

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

As discussed in Note 9, the Company issued a total of 480,000 warrants to four investors from September 2017 to November 2017. The Warrants are exercisable into ICNB common stock at a price of $2.50 per share and expire five years from date of issuance.

Effective March 28, 2018, the Company issued 400,000 warrants to a lawyer for services rendered. The warrants are exercisable into ICNB common stock at a price of $0.625 per share and expire three years from date of issuance. The $250,000 fair value of the warrants was expensed in the three months ended June 30, 2018.

Effective May 21, 2018, the Company issued 30,000 warrants to a law firm for services rendered. The warrants are exercisable into ICNB common stock at a price of $2.50 per share and expire five years from date of issuance. The $23,250 fair value of the warrants was expensed in the three months ended June 30, 2018.

As discussed in Preferred Stock above, the Company issued a total of 480,000 warrants to four investors effective May 21, 2018 in connection with the sale of 120,000 shares of Series E Preferred stock for $300,000 cash. These warrants are exercisable into ICNB common stock at a price of $2.50 per share and expire five years from date of issuance.

Effective October 4, 2018, the remaining debt (see Note 7) and accrued interest thereon was satisfied through (1) the issuance of a total of 2,077,994 shares of our Series E convertible preferred stock (which are convertible into a total of 831,198 shares of common stock) plus warrants to acquire 831,198 shares of our common stock (for $519,499 debt and accrued interest), (2) the issuance of a total of 122,510 shares of our common stock (for $32,912 debt and accrued interest), and (3) cash (for $90,296 debt and accrued interest).

Effective October 4, 2018, the Company closed on the first tranche of the Securities Purchase Agreement dated September 27, 2018 with nine (9) accredited investors for the sale of an aggregate of 4,650,000 shares of our Series E convertible preferred stock and warrants to acquire 1,860,000 shares of our common stock (at an exercise price of $1.25 per share for a period of five years) for gross proceeds of $1,162,500. The first tranche sale was for 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500. The second tranche of $387,500 closed on February 7, 2019 (see Note 13). The third tranche of $387,500 is expected to occur when certain closing conditions are satisfied.

11. INCOME TAXES

No income taxes were recorded in the years ended December 31, 2018 and 2017 since the Company had taxable losses in these periods.

The provision for (benefit from) income taxes differs from the amount computed by applying the statutory United States federal income tax rate (21% in 2018; 35% in 2017) for the periods presented to income (loss) before income taxes. The sources of the difference are as follows:

F-43

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

	Year ended December 31, 2018	Year ended December 31, 2017

Expected tax at 21% and 35%	$(1,018,630)	$1,485,009

Nondeductible expense (nontaxable income) from derivative liability	232,463	(2,600,493)

Nondeductible amortization of debt discount	22,648	-
Nondeductible loss on conversion of debt	282,221	1,112,304
Remeasurement of deferred income tax assets from 35% to 21% (a)	-	2,184,740

Increase (decrease) in valuation allowance	481,298	(2,181,560)

Income tax provision	$-	$-

(a) As a result of the Tax Cuts and Jobs Act enacted on December 22, 2017, the United States corporate income tax rate became 21% effective January 1, 2018. Accordingly, we reduced our deferred income tax asset relating to our net operating loss carryforward (and the valuation allowance thereon) by $2,184,740 from $5,461,850 to $3,277,110 as of December 31, 2017.

Significant components of the Company's deferred income tax assets are as follows:

	December 31, 2018	December 31, 2017

Net operating loss carryforward	$3,758,408	$3,277,110

Less valuation allowance	(3,758,408)	(3,277,110)

Deferred income tax assets - net	$-	$-

Based on management’s present assessment, the Company has not yet determined that a deferred tax asset attributable to the future utilization of the net operating loss carryforward as of December 31, 2018 will be realized. Accordingly, the Company has maintained a 100% valuation allowance against the deferred tax asset in the financial statements at December 31, 2018. The Company will continue to review this valuation allowance and make adjustments as appropriate.

Current United States income tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited.

All tax years remain subject to examination by major taxing jurisdictions.

F-44

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

12. COMMITMENTS AND CONTINGENCIES

a. Iconic Guarantees

On May 26, 2015, BiVi LLC (“BiVi”) entered into a License Agreement with Neighborhood Licensing, LLC (the “BiVi Licensor”), an entity owned by Chazz Palminteri (“Palminteri”), to use Palminteri’s endorsement, signature and other intellectual property owned by the BiVi Licensor. Iconic has agreed to guarantee and act as surety for BiVi’s obligations under certain sections of the License Agreement and to indemnify the BiVi Licensor and Palminteri against third party claims.

On November 12, 2015, Bellissima Spirits LLC (“Bellissima”) entered into a License Agreement with Christie Brinkley, Inc. (the “Bellissima Licensor”), an entity owned by Christie Brinkley (“Brinkley”), to use Brinkley’s endorsement, signature, and other intellectual property owned by the Bellissima Licensor. Iconic has agreed to guarantee and act as surety for Bellissima’s obligations under certain sections of the License Agreement and to indemnify the Bellissima Licensor and Brinkley against third party claims. Also, Brinkley was granted a 24 month option to purchase 1% of the outstanding shares of Iconic common stock on a fully diluted basis (as of the date of Brinkley’s exercise of the option) at an exercise price of $0.001 per share.

b. Royalty Obligations of BiVi and Bellissima

Pursuant to the License Agreement with the Bivi Licensor (see Note 12a. above), BiVi is obligated to pay the BiVi Licensor a Royalty Fee equal to 5% of monthly gross sales of BiVi Brand products payable monthly subject to an annual Minimum Royalty Fee of $100,000 in year 1, $150,000 in year 2, $165,000 in year 3, $181,500 in year 4, $199,650 in year 5, and $219,615 in year 6 and each subsequent year.

Pursuant to the License Agreement and Amendment No. 1 to the License Agreement effective June 30, 2017 with the Bellissima Licensor (see Note 12a. above), Bellissima is obligated to pay the Bellissima Licensor a Royalty Fee equal to 10% of monthly gross sales (12.5% for sales in excess of defined Case Break Points) of Bellissima Brand products payable monthly. The Bellissima Licensor has the right to terminate the endorsement if Bellissima fails to sell 10,000 cases of Bellissima Brand products in year 1, 15,000 cases in year 2, or 20,000 cases in year 3 and each subsequent year.

c. Brand Licensing Agreement relating to Hooters Marks

On July 23, 2018, United Spirits, Inc. (“United”) executed a Brand Licensing Agreement (the “Agreement”) with HI Limited Partnership (“the Licensor”). The Agreement provides United a license to use certain “Hooters” Marks to manufacture, market, distribute, and sell alcoholic products.

The Initial Term of the Agreement is from July 23, 2018 through December 31, 2020. Provided that United is not in breach of any terms of the Agreement, United may extend the Term for an additional 3 years through December 31, 2023.

The Agreement provides for United’s payment of Royalty Fees (payable quarterly) to the Licensor equal to 6% of the net sales of the licensed products subject to a minimum royalty fee of $65,000 for Agreement year 1 (ending December 31, 2018), $255,000 for Agreement year 2, $315,000 for Agreement year 3 and 4, $360,000 for Agreement year 5, and $420,000 for Agreement year 6.

The Agreement also provided for United’s payment of an advance payment of $30,000 to the Licensor to be credited towards royalty fees payable to Licensor. On September 6, 2018, the $30,000 advance payment was paid to the Licensor. The Agreement also provides for United’s payment of a marketing contribution equal to 2% of the prior year’s net sales of the Licensed Products. If United fails to spend the required marketing contribution in any calendar year, the deficiency will be paid to Licensor.

For the year ended December 31, 2018, royalties expense under this Agreement was $65,000 (equal to the year 2018 minimum royalty fee).

F-45

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

d. Distribution Agreement

On May 1, 2015, BiVi entered into a Distribution Agreement with United Spirits, Inc. (“United”) for United to distribute and wholesale BiVi’s product and to act as the licensed importer and wholesaler. The Distribution Agreement provides United the exclusive right for a term of ten years to sell BiVi’s product for an agreed distribution fee equal to $1.00 per case of product sold. United is owned and managed by Richard DeCicco, the controlling shareholder, President, CEO, and Director of Iconic.

In November 2015, Bellissima and United agreed to have United distribute and wholesale Bellissima’s Products under the same terms contained in the Distribution Agreement with BiVi described in the preceding paragraph.

e. Compensation Arrangements

Effective April 1, 2018, the Company executed Employment Agreements with its Chief Executive Officer Richard DeCicco (“DeCicco”) and its Vice President of Sales and Marketing Roseann Faltings (“Faltings”). Both agreements have a term of 24 months (to March 31, 2020). The DeCicco Employment Agreement provides for a base salary at the rate of $265,000 per annum and a compensation stock award of 300,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. The Faltings Employment Agreement provides for a base salary at the rate of $150,000 per annum and a compensation stock award of 100,000 shares of Iconic common stock issuable upon the effective date of the planned reverse stock split. For the year ended December 31, 2018, we have accrued a total of $311,250 officers compensation pursuant to these two Employment Agreements. In 2018, the accrued compensation was allocated 50% to Iconic ($155,625), 40% to Bellissima ($124,500), and 10% to BiVi ($31,125).

Prior to April 1, 2018, the Company used the services of its chief executive officer Richard DeCicco and its assistant secretary Roseann Faltings under informal compensation arrangements (without any employment agreements).

For the years ended December 31, 2017 and 2016, the Company accrued compensation of $250,000 per year ($150,000 for DeCicco; $100,000 for Faltings) for their services rendered. In 2016, the compensation was allocated 50% to Iconic ($125,000), 30% to Bellissima ($75,000), and 20% to BiVi ($50,000). In 2017, the compensation was allocated 50% to Iconic ($125,000), 40% to Bellissima ($100,000), and 10% to BiVi ($25,000). The $811,250 liability at December 31, 2018 and the $500,000 liability at December 31, 2017 are included in “Accounts Payable and Accrued Expenses” on the Consolidated Balance Sheet at December 31, 2018 and December 31, 2017.

F-46

Iconic Brands, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years ended December 31, 2018 and 2017

f. Registration Rights Agreement

As part of the SPA financing discussed in Note 10, the Company and the four investors also executed a Registration Rights Agreement dated November 1, 2017 and an Amendment No. 1 dated May 21, 2018 (collectively the “RRA”). Among other things, the RRA provides for the Company to file a Registration Statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of common stock and the shares underlying the Warrants issued to the four investors pursuant to the SPA and Amendment No. 1 to SPA. The Company is to use its best efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof but no later than the applicable Effectiveness Date (defined as 150 calendar days following the earlier of (i) the Filing Date <June 8, 2018> and (ii) date on which the Initial Registration Statement is filed with the SEC <September 19, 2018>).

If the Registration Statement is not declared effective by the Effectiveness Date (or certain other events occur), the Company may be obligated to pay the investors liquidated damages equal to 1% of the Subscription Amounts at the Event Date and 1% on each monthly anniversary of the Event Date until the Event is cured subject to maximum liquidated damages equal to 6% of the Subscription Amounts. Amendment No. 4 to the Registration Statement on Form S-1 (relating to the registration of the 960,000 shares of common stock issuable upon conversion of the 2,400,000 shares of Series E Convertible Preferred Stock) was declared effective by the SEC on December 26, 2018.

g. Lease Agreement

On March 27, 2018, United Spirits, Inc. executed a lease extension for the Company’s office and warehouse space in North Amityville New York. The extension has a term of three years from February 1, 2018 to January 31, 2021 and provides for monthly rent of $4,478.

13. SUBSEQUENT EVENTS

On January 16, 2019, the Company issued 436,125 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On January 24, 2019, the Company issued 98,078 shares of its common stock to the Escrow Agent pursuant to the Amended Settlement Agreement.

On February 7, 2019, the Company closed on the second tranche of the Securities Purchase Agreement dated September 27, 2018 for the sale of an aggregate of 1,550,000 shares of our Series E convertible preferred stock and warrants to acquire 620,000 shares of our common stock for gross proceeds of $387,500 (see Note 10).

F-47

11,380,000 Shares of Common Stock

PROSPECTUS

September 9, 2019

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Amount to be paid
SEC registration fee	$1,575.33
Transfer agent fees	2,000
Accounting fees and expenses	5,000
Legal fees and expenses	30,000
Printing and miscellaneous expenses	2,000
Total	$40,575.33

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 4 of our Articles of Incorporation provides that, to the fullest extent permitted by Section 78 of the Nevada Revised Statutes, as the same may be amended and supplemented, the directors of the corporation are not personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, but may be personally liable for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the payment of distributions in violation of NRS 78.300, as amended. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Section 5 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the Company.

Article IX of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the Company.

The indemnification provisions in our Articles of Incorporation and Bylaws may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

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ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of unregistered sales of our equity securities from January 1, 2016 through the date hereof.

Acquisition of Bellissima Spirits LLC

On December 13, 2016, we entered into a Securities Purchase Agreement with Bellissima and Bellissima’s members under which we acquired a 51% Majority Interest in Bellissima in exchange for the issuance of a total of 10 shares of newly designated Iconic Series D Convertible Preferred Stock.

Acquisition of Green Grow Farms, Inc.

On May 9, 2019, we issued a total of 2,000,000 shares of our common stock to NY Farms Group Inc. in connection with the acquisition of a 51% equity interest in Green Farms, Inc. pursuant to a Share Exchange Agreement with Green Grow Farms, Inc. and NY Farms Group Inc.

Convertible Notes

For the year ended December 31, 2016, we issued an aggregate of 2,757,162 shares of our common stock in settlement of convertible notes payable and accrued interest payable totaling $61,767.

In February 2017, we issued an aggregate of 23,861 shares of our common stock in settlement of convertible notes payable totaling $22,773.

On March 28, 2017, we executed a Settlement Agreement and Release (the “Settlement Agreement”) with 4 holders of convertible notes payable. Notes payable and accrued interest totaling $892,721 were satisfied through our agreement to irrevocably reserve a total of 1,931,707 shares of our common stock and to deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to us.

On May 5, 2017, we executed an Amended Settlement Agreement and Release (the “Amended Settlement Agreement”) replacing the Settlement Agreement. The Amended Settlement Agreement is with five (5) holders of convertible notes payable (the 4 holders who were parties to the Settlement Agreement and Release dated March 28, 2017 and one additional holder) and provided for the satisfaction of notes payable and accrued interest totaling $1,099,094 (a $206,373 increase from the $892,721 amount per the Settlement Agreement and Release dated March 28, 2017) through our agreement to irrevocably reserve a total of 2,542,000 shares of our common stock (a 520,293 share increase from the 1,931,707 shares per the Settlement Agreement and Release dated March 28, 2017) and deliver such shares in separate tranches to the Escrow Agent upon receipt of a conversion notice delivered by the Escrow Agent to us.

In the quarterly period ended June 30, 2017, we issued an aggregate of 284,777 shares of our common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. In the quarterly period ended September 30, 2017, we issued an aggregate of 253,333 shares of our common stock to the Escrow Agent pursuant to the Amended Settlement Agreement. At December 31, 2017, the remaining number of shares of common stock to be issued to the Escrow Agent is 1,913,890 shares.

On June 29, 2017, we issued 40,076 shares of our common stock in settlement of convertible notes payable and accrued interest payable totaling $50,094.

On July 17, 2017 and July 25, 2017, we issued a total of 60,359 shares of our common stock in settlement of convertible notes payable and accrued interest payable totaling $75,449.

Other Issuances

On August 17, 2017, we issued 16,000 shares of our common stock to a marketing entity for services rendered. The shares were valued at $0.005 per share and $20,000 was expensed and included in marketing and advertising expenses in the three months ended September 30, 2017.

From September 2017 to November 2017, pursuant to the Purchase Agreement, we issued a total of 480,000 Common Shares and 480,000 Warrants to the Selling Stockholders for a total of $300,000 cash.

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On July 12, 2018, we issued a total of 120,000 shares of our common stock to Halo Group, Inc., for marketing services rendered. These shares were granted pursuant to a Settlement and Release Agreement that also granted Halo Group, Inc. registration rights with respect to these shares.

On April 15, 2019, we agreed to issue 50,000 shares of our common stock (issued June 4, 2019) to a consulting firm pursuant to a Consulting Agreement.

On May 23, 2019, we agreed to issue 250,000 shares of our common stock (issued June 6, 2019) to a consulting firm pursuant to a Consulting Agreement.

Warrants

In connection with our issuance of a total of $135,019 convertible notes payable in the three months ended June 30, 2017, we issued a total of 54,000 Common Stock Purchase Warrants to the respective lenders. These warrants are exercisable into our common stock at a price of $0.01 per share and expire at dates ranging from June 22, 2022 to June 30, 2022.

We issued a total of 480,000 Warrants to three investors from September 2017 to November 2017. The Warrants expire five years from date of issuance. These Warrants had an initial exercise price of $0.01. However, on October 27, 2018, the exercise price was permanently reduced to the lower of (i) the exercise price, as adjusted per the terms of the Warrants, and (ii) 50% of the average of the four lowest closing bid prices for our common stock on the primary trading market during the forty (40) trading days immediately prior to such date. The average of the four lowest closing bid prices of our common stock on the Pink Sheets during the forty (40) trading days prior to October 27, 2018 was $0.00255, and 50% of which is $0.00128. Therefore, the exercise price of the Warrants is $0.00128.

We issued a total of 30,000 warrants to Clyde Snow & Sessions, PC on December 2, 2017 for legal services rendered. These warrants are exercisable into our common stock at a price of $0.01 per share and expire five years from date of issuance.

On May 21, 2018, we issued an additional 480,000 Warrants in the transaction discussed above under “Recent Developments”. These Warrants had an initial exercise price of $0.005. However, on November 1, 2018, the exercise price was permanently reduced to the lower of (i) the exercise price, as adjusted per the terms of the Warrants, and (ii) 50% of the average of the four lowest closing bid prices for our common stock on the primary trading market during the forty (40) trading days immediately prior to such date. The average of the four lowest closing bid prices of our common stock on the Pink Sheets during the forty (40) trading days prior to October 27, 2018 was $0.00255, and 50% of which is $0.00128. Therefore, the exercise price of the Warrants is $0.00128.

On May 8, 2019, we executed Warrant Exercise Agreements with four holders of our warrants. The holders exercised a total of 960,000 warrants at an agreed price of $0.32 per share and paid the Company a total of $307,200. Pursuant to the Warrant Exercise Agreements, the holders were issued a total of 1,920,000 New Warrants which are exercisable into Company common stock at a price of $2.25 per share for a period of five years.

Sale of Series E Preferred Stock

On September 27, 2018, we entered into a Securities Purchase Agreement with certain investors to sell 4,650,000 shares of our Series E Convertible Preferred Stock and warrants to acquire 1,860,000 shares of common stock for up to an aggregate of $1,162,500.

Pursuant to the September 2018 Purchase Agreement, the purchase and sale was to occur in three closings. The first closing occurred on September 27, 2018, and we received an aggregate of $387,500 in exchange for 1,550,000 shares of Series E Preferred Stock and warrants to acquire 620,000 shares of common stock. The second closing occurred on January 29, 2019, and we received another $387,500 in exchange for 1,550,000 shares of Series E Preferred Stock and warrants to acquire 620,000 shares of common stock. The September 2018 Purchase Agreement also provided that the third closing, for the remaining $387,500 in exchange for 1,550,000 shares of Series E Preferred Stock and warrants to acquire 620,000 shares of common stock, will occur on or within five trading days of the date that a registration statement registering all the shares of common stock issuable upon conversion of the investors’ Series E Convertible Preferred shares and exercise of their warrants. To date, this third closing has not been fully completed.

On April 23, 2019, a stockholder converted 673,398 shares of Series E Preferred Stock into 269,359 shares of Iconic common stock.

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Elimination of Convertible Notes; Securities Exchange Agreements

As a condition to the initial closing of the September 2018 Purchase Agreements, we entered into Securities Exchange Agreements with holders of convertible notes totaling $519,499 to exchange their convertible notes for an aggregate of 2,077,994 shares of our Series E Convertible Preferred Stock, plus warrants to acquire approximately 831,197 shares with an exercise price of $1.25 per share, all of which are subject to a lock-up for a period of one (1) year. Holders of convertible notes totaling $32,912 exchanged their notes for an aggregate of approximately 122,510 shares of our common stock, and holders of convertible notes totaling $90,296 were paid off with cash. After the exchanges, we have no convertible notes outstanding.

The issuance of the securities described above were exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. All investors were accredited and sophisticated investors, familiar with our operations, and there was no solicitation.

Sale of Series F Preferred Stock

On July 18, 2019, we entered into a Securities Purchase Agreement with certain investors to sell 3,125 shares of our Series F Convertible Preferred Stock and warrants to acquire 5,000,000 shares of common stock for an aggregate of $3,125,000.

In connection with the sale of Series F Preferred Stock, we entered into an engagement letter dated July 17, 2019 with Bradley Woods & Co. Ltd. to act as broker-deal for this sale, which was amended on August 15, 2019. On completion of the sale, we issued 781,250 shares of Iconic common stock to Bradley Woods & Co. Ltd.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1 (1)	Articles of Incorporation of Iconic Brands, Inc.

3.2 (3)	Certificate of Amendment of the Articles of Incorporation

3.3 (3)	Certificate of Correction to the Amendment of the Articles of Incorporation

3.2 (1)	Bylaws of Iconic Brands, Inc., as amended

3.3 (2)	Certificate of Designation of Series A Preferred Stock

3.4 (2)	Certificate of Designation of Series B Convertible Preferred Stock

3.5 (2)	Certificate of Designation of Series C Preferred Stock

3.6 (2)	Certificate of Designation of Series D Convertible Preferred Stock

3.7 (2)	Certificate of Designation of Series E Convertible Preferred Stock

3.8 (3)	Certificate of Designation of Series F Convertible Preferred Stock

4.1 (3)	Form of Warrant

5.1	Legal Opinion of Sheppard Mullin Richter and Hampton, LLC

10.1 (2)	Distribution Agreement by and between BiVi LLC and United Spirits, Inc., dated May 1, 2015

10.2 (2)	Securities Exchange Agreement by and between the Company and BiVi LLC, dated May 15, 2015

10.3 (2)	Distribution Agreement by and between Bellissima Spirits LLC and United Spirits, Inc., dated May 1, 2016

10.4 (2)	Securities Purchase Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd. and Gregory M. Castaldo, dated November 1, 2017

10.5 (2)	Registration Rights Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd. and Gregory M. Castaldo, dated November 1, 2017

10.6 (2)	Extension of Lease Agreement by and between the Company and United Spirits, Inc., dated March 27, 2018

10.7 (2)	Employment Agreement by and between the Company and Richard DeCicco, dated April 1, 2018

10.8 (2)	Employment Agreement by and between the Company and Roseann Faltings, dated April 1, 2018

10.9 (2)

Amendment No. 1 to Securities Purchase Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018

10.10 (2)

Amendment No. 1 to Registration Rights Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018

10.11 (2)	Share Exchange Agreement by and among the Company, The Special Equities Group, LLC, Iroquois Master Fund Ltd., Iroquois Capital Investment Group LLC and Gregory M. Castaldo, dated May 21, 2018

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10.12 (2)	Amendment No. 1 to Securities Exchange Agreement by and between the Company and BiVi LLC, dated October 26, 2018

10.13 (4)	Form of Securities Purchase Agreement, dated July 17, 2019 between Iconic Brands, Inc. and the signatories thereto.

10.14 (4)	Registration Rights Agreement by and among the Company, and Series F Investors, dated July 18, 2019

10.15 (4)	Form of Lock-Up Agreement dated July 17, 2019.

10.16 (4)	Form of Exchange Agreement, dated July 17, 2019 between Iconic Brands, Inc. and the signatories thereto.

23.1	Consent of BMKR, LLP, independent registered public accounting firm for Iconic Brands, Inc.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included as Exhibit 5.1)

(1)	Incorporated by reference to Form SB-2 filed on November 30, 2007.
(2)	Incorporated by reference to our Registration Statement on Form S-1 filed on September 19, 2018 (File No. 333-227420).
(3)	Incorporated by reference to our Form 8-K filed on March 4, 2019 (File No. 333-227420)
(4)	Incorporated by reference to our Form 8-K filed on July 23, 2019 (File No. 333-227420)

_________

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 9th day of September 2019.

Iconic Brands, Inc.

By:	/s/ Richard DeCicco
Name:	Richard DeCicco
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Iconic Brands, Inc., hereby severally constitute and appoint Richard DeCicco, (with full power to each of them to act alone), our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard DeCicco	CEO, President and Chairman of the Board	September 9, 2019
Richard DeCicco	(Principal Executive Officer)

/s/ Roseann Faltings	Director	September 9, 2019
Roseann Faltings

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